Exhibit 10.124

EXECUTION COPY

WFN CREDIT COMPANY, LLC

Transferor

WORLD FINANCIAL NETWORK NATIONAL BANK

Servicer

and

UNION BANK, N.A.

Trustee

on behalf of the Series 2009-VFC1 Holders

SERIES 2009-VFC1 SUPPLEMENT

Dated as of March 31, 2009

to

AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

Dated as of January 30, 1998

(as amended and restated September 28, 2001 and

further amended as of April 7, 2004, March 23, 2005 and October 26, 2007, and, as modified by a Trust Combination Agreement dated as of April 26, 2005)

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST III

Class A Asset-Backed Certificates, Series 2009-VFC1

Class M Asset-Backed Certificates, Series 2009-VFC1

Class B Asset-Backed Certificates, Series 2009-VFC1

EXHIBITS

EXHIBIT A-1	Form of Class A Certificate
EXHIBIT A-2	Form of Class M Certificate
EXHIBIT A-3	Form of Class B Certificate
EXHIBIT B	Form of Monthly Payment Instructions and Notification to Trustee
EXHIBIT C	Form of Monthly Investor Holder’s Statement

i

This SERIES 2009-VFC1 SUPPLEMENT, dated as of March 31, 2009 (this “Series Supplement”), by and among WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor (“Transferor”), WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association (“WFN”), as Servicer (in such capacity, “Servicer”), and UNION BANK, N.A. (formerly known as Union Bank of California, N.A., as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (“Trustee”) under the Amended and Restated Pooling and Servicing Agreement, dated as of January 30, 1998, as amended and restated as of September 28, 2001, as further amended as of April 7, 2004, March 23, 2005, and October 26, 2007 and as modified by a Trust Combination Agreement dated as of April 26, 2005, and as the same may be further amended from time to time (the “Agreement”), by and among Transferor, Servicer and Trustee.

Section 6.3 provides, among other things, that Transferor and Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the delivery by Trustee to Transferor for the execution and redelivery to Trustee for authentication of one or more Series of Certificates.

Pursuant to this Series Supplement, the Transferor, the Servicer and the Trustee shall specify the Principal Terms of a new Series of Investor Certificates. The Transferor, the Servicer and the Trustee intend that the execution of this Series Supplement and each of the other Transaction Documents be effective contemporaneously with the delivery of the Certificates to the Transferor.

SECTION 1. Designation; Ownership Interests. (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement and to be known as the “Series 2009-VFC1 Certificates.” The Series 2009-VFC1 Certificates shall be composed of the Class A Certificates, the Class M Certificates and the Class B Certificates. Each of the Class A Certificates, the Class M Certificates and the Class B Certificates shall be a Variable Interest. The Class A Certificates shall be substantially in the form of Exhibit A-1, the Class M Certificates shall be substantially in the form of Exhibit A-2 and the Class B Certificates shall be substantially in the form of Exhibit A-3. The Class M Certificates and the Class B Certificates shall be Subject Certificates.

(b) Series 2009-VFC1 shall be included in Group One (as defined below). Series 2009-VFC1 shall not be subordinated to any other Series.

(c) The Class A Certificates may from time to time be divided into separate ownership interests (each, a “Class A Ownership Interest”) which shall be identical in all respects, except for their respective Class A Maximum Funded Amounts, Class A Funded Amounts and certain matters relating to the rate and payment of interest. The initial allocation of Class A Certificates among Class A Ownership Interests shall be made, and reallocations among such Class A Ownership Interests or new Class A Ownership Interests may be made, as provided in Section 4 of this Series Supplement and the Class A Certificate Purchase Agreement.

SECTION 2. Definitions. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. References to any Article or Section are references to

Articles or Sections of the Agreement, except as otherwise expressly provided. Unless otherwise specified herein, all capitalized terms not otherwise defined herein are defined in the Agreement or the Class A Certificate Purchase Agreement, as the context may require, and the interpretive provisions set out in Section 1.2 apply to this Series Supplement. Each capitalized term defined herein relates only to the Investor Certificates and no other Series of Certificates issued by the Trust.

“Additional Minimum Transferor Amount” means (a) as of any date of determination falling in November, December and January of each calendar year, the product of (i) [            ] and (ii) the aggregate Principal Receivables and (b) as of any date of determination falling in any other month, zero; provided that the amount specified in clause (a) shall be without duplication with the amount specified as the “Additional Minimum Transferor Amount” in any future Supplement that specifies such an amount and indicates that such amount is without duplication of the amount specified in clause (a)). The Additional Minimum Transferor Amount is specified pursuant to Section 17(h) of this Series Supplement as an amount to be considered part of the Minimum Transferor Amount.

“Aggregate Investor Default Amount” means, as to any Monthly Period, the sum of the Investor Default Amounts in respect of such Monthly Period.

“Aggregate Optional Amortization Amount” means, as to any date of determination in any Monthly Period, the sum of any Optional Amortization Amount(s) scheduled to be distributed to one or more Investor Holders on or prior to the related Distribution Date (and which have not already been so distributed prior to that date of determination).

“Applicable Percentage” means, with respect to any Determination Date, if the Excess Spread Percentage averaged for the three Monthly Periods preceding such Determination Date is greater than the percentage (if any) set forth in the middle column below and less than or equal to the percentage (if any) set forth in the left column below, an amount equal to the percentage set forth opposite such percentage in the right-hand column below:

“Available Cash Collateral Amount” means, with respect to any Transfer Date, the lesser of (a) the amount on deposit in the Cash Collateral Account on such date (such amount calculated before giving effect to any deposit to, or withdrawal from the Cash Collateral Account to be made with respect to such date) and (b) the Required Cash Collateral Amount as of such Transfer Date.

“Available Funds” means, as to any Monthly Period, an amount equal to the sum of (a) Collections of Finance Charge Receivables allocated to the Investor Certificates and deposited into the Finance Charge Account for such Monthly Period (or to be deposited in the Finance Charge Account on the related Transfer Date with respect to the preceding Monthly Period pursuant to Section 4.3(a)), including, without duplication the Investor Interchange Amount for such Monthly Period, (b) the interest and earnings in the Cash Collateral Account to be treated as Collections of Finance Charge Receivables pursuant to Section 4.17 on the related Transfer Date and (c) the Excess Finance Charge Collections, if any, allocated to the Investor Certificates pursuant to Section 4.5 on the Distribution Date related to such Transfer Date.

“Available Investor Principal Collections” means, as to any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which, pursuant to Section 4.14, are required to fund the Class A Required Amount and the Class M Required Amount, plus (c) the amount of Shared Principal Collections with respect to Group One that are allocated to Series 2009-VFC1 in accordance with Section 4.15(b); minus (d) any portion of the above applied to an Optional Amortization Amount pursuant to Section 4(b) of this Series Supplement for such Monthly Period.

“Available Shared Principal Collections” means Shared Principal Collections held in the Collection Account that are available to be applied to cover any Optional Amortization Amount in accordance with Section 4.4.

“Base Rate” means, as to any Monthly Period, the annualized percentage (based on actual days during the related Monthly Period, and a 360-day year) equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class M Monthly Interest, the Class B Monthly Interest, the Class A Non-Use Fee and any Class A Senior Additional Amounts, each for the related Distribution Period, and the Investor Servicing Fee with respect to such Monthly Period and the denominator of which is the Weighted Average Invested Amount during such Monthly Period.

“Breakage Payment” is defined in Section 4.8(d).

“Business Day” means any “Business Day” (as defined in the Agreement) other than a day on which dealings in U.S. Dollar deposits are not carried out on the London InterBank Market.

“Cash Collateral Account” is defined in Section 4.17(a).

“Cash Collateral Account Property” is defined in Section 4.17(a).

“Certificate Purchase Agreement” means, as the context requires, (i) the Class A Certificate Purchase Agreement, the Class B Certificate Purchase Agreement and the Class M Certificate Purchase Agreement or (ii) any of the foregoing.

“Change in Control” means the failure of Holding to own, directly or indirectly, 100% of the outstanding shares of common stock (excluding directors’ qualifying shares) of WFN.

“Class A Additional Amounts” is defined in Section 4.8(b).

“Class A Certificate” means a certificate substantially in the form of Exhibit A-1 executed by the Transferor and authenticated by the Trustee to be a Class A Asset-Backed Certificate, Series 2009-VFC1.

“Class A Certificate Purchase Agreement” means the Class A Certificate Purchase Agreement dated as of the Closing Date among Transferor, Servicer and each of the Class A Holders, as supplemented by the Class A Fee Letter, as referred to (and defined) therein, and as the same may be amended or otherwise modified from time to time. The Class A Certificate Purchase Agreement is hereby designated a “Transaction Document” for all purposes of the Agreement and this Series Supplement.

“Class A Controlled Amortization Amount” means for any Transfer Date with respect to the Controlled Amortization Period, the Class A Invested Amount as of the close of business on the last day of the Revolving Period divided by twelve.

“Class A Controlled Amortization Shortfall” means, with respect to any Transfer Date during the Class A Controlled Amortization Period, the excess, if any, of the Class A Controlled Payment Amount for such Transfer Date over the amounts distributed pursuant to Section 4.11(c)(i) with respect to the Class A Holders for such Transfer Date.

“Class A Controlled Payment Amount” means, with respect to any Transfer Date during the Controlled Amortization Period, the sum of (a) the Class A Controlled Amortization Amount for such Transfer Date and (b) any Class A Controlled Amortization Shortfall from the immediately preceding Transfer Date, provided that (a) Transferor may designate any amount greater than the foregoing as the Class A Controlled Payment Amount upon five Business Days’ notice to the Investor Holders prior to the related Transfer Date and (b) in no event will the Class A Controlled Payment Amount exceed the Class A Invested Amount.

“Class A Fixed Allocation Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Class A Invested Amount as of the close of business on the last day of the Revolving Period and (b) the denominator of which is equal to the Invested Amount as of the close of business on the last day of the Revolving Period.

“Class A Floating Allocation Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(a) the numerator of which is the Class A Invested Amount as of the close of business on the last day of the preceding Monthly Period; and

(b) the denominator of which is equal to the Invested Amount as of the close of business on the last day of the preceding Monthly Period;

provided that with respect to any Monthly Period in which a Reset Date occurs:

(x) if such Reset Date is the result of an Incremental Funding or the issuance of a new Series, the numerator determined pursuant to clause (a) shall be (1) the Class A Invested Amount as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, for the period from and including the first day of the current Monthly Period or the preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the Class A Invested Amount as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date); and

(y) if such Reset Date is the result of an Incremental Funding or the issuance of a new Series, the denominator determined pursuant to clause (b) shall be (1) the Invested Amount as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, for the period from and including the first day of the current Monthly Period or preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the Invested Amount as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date);

provided further that, for purposes of this definition, with respect to the first Monthly Period, the Closing Date shall be treated as the last day of the preceding Monthly Period.

“Class A Funded Amount” means, on any Business Day, an amount equal to the result of (a) $243,100,000, plus (b) the aggregate amount of all Class A Incremental Funded Amounts for all Class A Incremental Fundings occurring on or prior to that Business Day, minus (c) the aggregate amount of principal payments made to Class A Holders prior to such date. As applied to any particular Class A Certificate, the “Class A Funded Amount” means the portion of the overall Class A Funded Amount represented by that Class A Certificate. The Class A Funded Amount shall be allocated among the Class A Ownership Interests as provided in the Class A Certificate Purchase Agreement.

“Class A Funding Agent” is defined in the Class A Certificate Purchase Agreement.

“Class A Funding Tranche” is defined in Section 4.8(a).

“Class A Holder” means a Person in whose name a Class A Certificate is registered in the Certificate Register.

“Class A Incremental Funded Amount” means the amount of the increase in the Class A Funded Amount occurring as a result of any Class A Incremental Funding, which amount shall equal the aggregate amount of the purchase price paid by the Class A Holders with respect to that Class A Incremental Funding pursuant to the Class A Certificate Purchase Agreement.

“Class A Incremental Funding” means any increase in the Class A Funded Amount during the Revolving Period made pursuant to the Class A Certificate Purchase Agreement.

“Class A Invested Amount” means, on any date of determination, an amount equal to (a) the Class A Funded Amount on that date, minus (b) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs pursuant to Section 4.12(a) over Class A Investor Charge-Offs reimbursed pursuant to Section 4.11(a)(viii) prior to such date of determination; provided that the Class A Invested Amount may not be reduced below zero.

“Class A Investor Allocation Percentage” means, for any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time and Principal Receivables during the Revolving Period, the Class A Floating Allocation Percentage and (b) with respect to Principal Receivables during a Fixed Allocation Period, the Class A Fixed Allocation Percentage.

“Class A Investor Charge-Off” is defined in Section 4.12(a).

“Class A Investor Default Amount” means, as to each Transfer Date, an amount equal to the sum for all days during the related Monthly Period of the product of (a) the Investor Default Amount for such day and (b) the Class A Floating Allocation Percentage applicable on such day.

“Class A Maximum Funded Amount” means $550,000,000, as such amount may be increased or decreased from time to time pursuant to Section 6 of this Series Supplement. As applied to any particular Class A Certificate, the “Class A Maximum Funded Amount” means the portion of the overall Class A Maximum Funded Amount represented by that Class A Certificate.

“Class A Monthly Interest” is defined in Section 4.10(a).

“Class A Monthly Principal” is defined in Section 4.9(a).

“Class A Non-Use Fee” is defined in Section 4.8(b).

“Class A Ownership Interest” is defined in Section 1(c) of this Series Supplement.

“Class A Required Amount” is defined in Section 4.10(a).

“Class A Senior Additional Amounts” is defined in Section 4.8(b).

“Class A Subordinate Additional Amounts” is defined in Section 4.8(b).

“Class B Certificate” means a certificate substantially in the form of Exhibit A-3 executed by the Transferor and authenticated by the Trustee to be a Class B Asset-Backed Certificate, Series 2009-VFC1.

“Class B Certificate Purchase Agreement” means the Class B Certificate Purchase Agreement dated as of the Closing Date among Transferor, Servicer and the Class B Holders, and as the same may be amended or otherwise modified from time to time. The Class B Certificate Purchase Agreement is hereby designated a “Transaction Document” for all purposes of the Agreement and this Series Supplement.

“Class B Fixed Allocation Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Class B Invested Amount as of the close of business on the last day of the Revolving Period and (b) the denominator of which is equal to the Invested Amount as of the close of business on the last day of the Revolving Period.

“Class B Floating Allocation Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(a) the numerator of which is the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period; and

(b) the denominator of which is equal to the Invested Amount as of the close of business on the last day of the preceding Monthly Period;

provided that with respect to any Monthly Period in which a Reset Date occurs:

(x) if such Reset Date is the result of an Incremental Funding or the issuance of a new Series, the numerator determined pursuant to clause (a) shall be (1) the Class B Invested Amount as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, for the period from and including the first day of the current Monthly Period or the preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the Class B Invested Amount as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date); and

(y) if such Reset Date is the result of an Incremental Funding or the issuance of a new Series, the denominator determined pursuant to clause (b) shall be (1) the Invested Amount as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, for the period from and including the first day of the current Monthly Period or preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the Invested Amount as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date);

provided further that, with respect to the first Monthly Period, the Closing Date shall be treated as the last day of the preceding Monthly Period.

“Class B Funded Amount” means, on any Business Day, an amount equal to the result of (a) $46,667, plus (b) the aggregate amount of all Class B Incremental Funded Amounts for all Class B Incremental Fundings occurring on or prior to that Business Day, minus (c) the aggregate amount of principal payments made to the Class B Holder prior to such date.

“Class B Holder” means a Person in whose name a Class B Certificate is registered in the Certificate Register.

“Class B Incremental Funded Amount” means the amount of the increase in the Class B Funded Amount occurring as a result of any Class B Incremental Funding, which amount shall equal the aggregate amount of the purchase price paid by the Class B Holders with respect to that Class B Incremental Funding pursuant to the Class B Certificate Purchase Agreement.

“Class B Incremental Funding” means any increase in the Class B Funded Amount during the Revolving Period made pursuant to the Class B Certificate Purchase Agreement.

“Class B Invested Amount” means, on any date of determination, an amount equal to (a) the Class B Funded Amount on that date, minus (b) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs pursuant to Section 4.12(c) over Class B Investor

Charge-Offs reimbursed pursuant to Section 4.11(a)(xii) prior to such date of determination; provided that the Class B Invested Amount may not be reduced below zero.

“Class B Investor Allocation Percentage” means, for any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time and Principal Receivables during the Revolving Period, the Class B Floating Allocation Percentage and (b) with respect to Principal Receivables during a Fixed Allocation Period, the Class B Fixed Allocation Percentage.

“Class B Investor Charge-Off” is defined in Section 4.12(c).

“Class B Investor Default Amount” means, as to each Transfer Date, an amount equal to the sum for all days during the related Monthly Period of the product of (a) the Investor Default Amount for such day and (b) the Class B Floating Allocation Percentage applicable on such day.

“Class B Maximum Funded Amount” means $46,666,667, as such amount may be increased or decreased from time to time pursuant to Section 6 of this Series Supplement.

“Class B Monthly Interest” is defined in Section 4.10(e).

“Class B Monthly Principal” is defined in Section 4.9(c).

“Class B Reallocated Principal Collections” means, with respect to any Transfer Date, Collections of Principal Receivables allocable to the related Monthly Period applied in accordance with Section 4.14 on such Transfer Date in an amount not to exceed the aggregate amount of Collections allocated to the Investor Certificates pursuant to Sections 4.7(a)(ii), (b)(ii) and (c)(ii) during the Monthly Period relating to such Transfer Date; provided that such amount shall not exceed the Class B Invested Amount after giving effect to any Class B Charge-Offs for such Transfer Date.

“Class B Required Amount” is defined in Section 4.10(e).

“Class M Certificate” means a certificate substantially in the form of Exhibit A-2 executed by the Transferor and authenticated by the Trustee to be a Class M Asset-Backed Certificate, Series 2009-VFC1.

“Class M Certificate Purchase Agreement” means the Class M Certificate Purchase Agreement dated as of the Closing Date among Transferor, Servicer and the Class M Holders, and as the same may be amended or otherwise modified from time to time. The Class M Certificate Purchase Agreement is hereby designated a “Transaction Document” for all purposes of the Agreement and this Series Supplement.

“Class M Fixed Allocation Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Class M Invested Amount as of the close of business on the last day of the Revolving Period and (b) the denominator of which is equal to the Invested Amount as of the close of business on the last day of the Revolving Period.

“Class M Floating Allocation Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

(a) the numerator of which is the Class M Invested Amount as of the close of business on the last day of the preceding Monthly Period; and

(b) the denominator of which is equal to the Invested Amount as of the close of business on the last day of the preceding Monthly Period;

provided that with respect to any Monthly Period in which a Reset Date occurs:

(x) if such Reset Date is the result of an Incremental Funding or the issuance of a new Series, the numerator determined pursuant to clause (a) shall be (1) the Class M Invested Amount as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, for the period from and including the first day of the current Monthly Period or the preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the Class M Invested Amount as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date); and

(y) if such Reset Date is the result of an Incremental Funding or the issuance of a new Series, the denominator determined pursuant to clause (b) shall be (1) the Invested Amount as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, for the period from and including the first day of the current Monthly Period or preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the Invested Amount as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date);

provided further that, with respect to the first Monthly Period, the Closing Date shall be treated as the last day of the preceding Monthly Period.

“Class M Funded Amount” means, on any Business Day, an amount equal to the result of (a) $70,000,000, plus (b) the aggregate amount of all Class M Incremental Funded Amounts for all Class M Incremental Fundings occurring on or prior to that Business Day, minus (c) the aggregate amount of principal payments made to the Class M Holders prior to such date.

“Class M Holder” means a Person in whose name a Class M Certificate is registered in the Certificate Register.

“Class M Incremental Funded Amount” means the amount of the increase in the Class M Funded Amount occurring as a result of any Class M Incremental Funding, which amount shall equal the aggregate amount of the purchase price paid by the Class M Holders with respect to that Class M Incremental Funding pursuant to the Class M Certificate Purchase Agreement.

“Class M Incremental Funding” means any increase in the Class M Funded Amount during the Revolving Period made pursuant to the Class M Certificate Purchase Agreement.

“Class M Invested Amount” means, on any date of determination, an amount equal to (a) the Class M Funded Amount on that date, minus (b) the excess, if any, of the aggregate amount of Class M Investor-Charge Offs pursuant to Section 4.12(b) over Class M Investor Charge-Offs reimbursed pursuant to Section 4.11(a)(x) prior to such date of determination; provided that the Class M Invested Amount may not be reduced below zero.

“Class M Investor Allocation Percentage” means, for any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time and Principal Receivables during the Revolving Period, the Class M Floating Allocation Percentage and (b) with respect to Principal Receivables during a Fixed Allocation Period, the Class M Fixed Allocation Percentage.

“Class M Investor Charge-Off” is defined in Section 4.12(b).

“Class M Investor Default Amount” means, as to each Transfer Date, an amount equal to the sum for all days during the related Monthly Period of the product of (a) the Investor Default Amount for such day and (b) the Class M Floating Allocation Percentage applicable on such day.

“Class M Maximum Funded Amount” means $70,000,000, as such amount may be increased or decreased from time to time pursuant to Section 6 of this Series Supplement.

“Class M Monthly Interest” is defined in Section 4.10(c).

“Class M Monthly Principal” is defined in Section 4.9(b).

“Class M Reallocated Principal Collections” means, with respect to any Transfer Date, Collections of Principal Receivables allocable to the related Monthly Period applied in accordance with Section 4.14 on such Transfer Date in an amount not to exceed the aggregate amount of Collections allocated to the Investor Certificates pursuant to Sections 4.7(a)(iii), (b)(iii) and (c)(iii) during the Monthly Period relating to such Transfer Date; provided that such amount shall not exceed the Class M Invested Amount after giving effect to any Class M Charge-Offs for such Transfer Date.

“Class M Required Amount” is defined in Section 4.10(c).

“Closing Date” means March 31, 2009.

“Conduit Downgrade Event” means, as to any action, the confirmation from each rating agency that maintains a rating on the commercial paper notes issued by any Purchaser of the Class A Notes that such action will cause a downgrade or withdrawal of such ratings or cause such commercial paper to be put on credit watch with negative implications by any such rating agencies.

“Controlled Amortization Period” means, unless an Early Amortization Event shall have occurred prior thereto, the period commencing at the close of business on the Purchase Commitment Expiration Date and ending on the earlier to occur of (a) the commencement of the Early Amortization Period, and (b) the Series 2009-VFC1 Termination Date; provided that Transferor may, by five Business Days’ prior written notice to Trustee and each Investor Holder (and so long as the Early Amortization Period has not begun), cause the Controlled Amortization Period to begin on any date earlier than the date otherwise specified above.

“Cumulative Principal Shortfall” means the sum of the Principal Shortfalls (as such term is defined in each of the related Series Supplements) for each Series in Group One.

“Day Count Fraction” means, as to any Class A Ownership Interest or Class A Funding Tranche for any Distribution Period, a fraction (a) the numerator of which is the number of days in that Distribution Period (or, if less, the number of days during that Distribution Period during which that Class A Ownership Interest or Class A Funding Tranche was outstanding, including the first, but excluding the last, such day) and (b) the denominator of which is the actual number of days in the related calendar year (or, if so specified in the Class A Certificate Purchase Agreement, 360).

“Default Amount” means, as to any Defaulted Account, the amount of Principal Receivables (other than Ineligible Receivables, unless there is an Insolvency Event with respect to Transferor) in such Defaulted Account on the day it became a Defaulted Account.

“Defaulted Account” means an Account in which there are Defaulted Receivables.

“Dilution” means any downward adjustment made by Servicer in the amount of any Receivable (a) because of a rebate, refund, unauthorized charge or billing error to an accountholder, (b) because such Receivable was created in respect of merchandise which was refused or returned by an accountholder or (c) for any other reason other than receiving Collections therefor or charging off such amount as uncollectible.

“Dilution Ratio” means, for any Determination Date, the percentage equivalent of a fraction (A) the numerator of which is the aggregate amount of Dilution for the related Monthly Period (B) the denominator of which is the total Receivables as of the last day of the Monthly Period immediately prior to the Monthly Period related to such Determination Date; provided that the Dilution Ratios for the Determination Dates related to the February 2009 and March 2009 Monthly Periods shall be deemed to equal the Dilution Ratios (as defined in the Series 2005-VFC Supplement to the Agreement) related to the February 2009 and March 2009 Monthly Periods.

“Distribution Account” is defined in Section 4.16(a).

“Distribution Date” means May 15, 2009 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

“Distribution Period” means, with respect to any Distribution Date, the related Accrual Period (as defined in the Class A Certificate Purchase Agreement).

“Early Amortization Commencement Date” means the date on which an Early Amortization Event is deemed to occur pursuant to Section 9.1 or an Early Amortization Event is deemed to occur pursuant to Section 10 of this Series Supplement.

“Early Amortization Period” means the period commencing on the Early Amortization Commencement Date and ending on the Series 2009-VFC1 Termination Date.

“Excess Spread Percentage” means, for any Monthly Period, a percentage equal to the Portfolio Yield for each Monthly Period minus the Base Rate for such Monthly Period; provided that the Excess Spread Percentages for the February 2009 Monthly Period and the Excess Spread Percentage for the March 2009 Monthly Period shall be deemed to equal the Excess Spread Percentages (as defined in the Series 2005-VFC Supplement to the Agreement) related to the February 2009 and March 2009 Monthly Periods.

“Finance Charge Account” is defined in Section 4.16(a).

“Finance Charge Shortfall” means, for Series 2009-VFC1 with respect to any Transfer Date, an amount equal to the excess, if any, of (a) the sum of the amounts specified in subsections 4.11(a)(i) through (xvii) for that Transfer Date over (b) Available Funds (excluding Excess Finance Charge Collections) with respect to such Transfer Date.

“Fixed Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction (a) the numerator of which is the Invested Amount as of the close of business on the last day of the Revolving Period and (b) the denominator of which is the greater of (i) the aggregate amount of Principal Receivables in the Trust determined as of the close of business on (A) if only one Series is outstanding the last day of the Revolving Period and (B) if more than one Series is outstanding, the last day of the prior Monthly Period and (ii) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series on such date of determination; provided that with respect to any Monthly Period in which a Reset Date occurs, (x) the denominator determined pursuant to subclause (b)(i) shall be (1) the aggregate amount of Principal Receivables in the Trust as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, for the period from and including the first day of the current Monthly Period or the preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the aggregate amount of Principal Receivables in the Trust as of the close of business on such Reset Date, for the period from and including such Reset Date to the later of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date) and (y) the denominator determined pursuant to subclause (b)(ii) shall be (1) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, for the period from and including the first day of the current Monthly Period or the preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date).

“Fixed Allocation Period” means the Controlled Amortization Period or the Early Amortization Period.

“Fixed Period” is defined in Section 4.8(a).

“Floating Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction:

(a) the numerator of which is the Invested Amount as of the close of business on the last day of the preceding Monthly Period; and

(b) the denominator of which is the greater of (i) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period and (ii) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination in subclause (b)(i);

provided that with respect to any Monthly Period in which a Reset Date occurs:

(x) if such Reset Date is the result of an Incremental Funding or the issuance of a new Series, the numerator determined pursuant to clause (a) shall be (1) the Invested Amount as of the close of business on the later of the last day of the preceding Monthly Period or the preceding Reset Date, for the period from and including the first day of the current Monthly Period or the preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the Invested Amount as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date);

(y) the denominator determined pursuant to subclause (b)(i) shall be (1) the aggregate amount of Principal Receivables in the Trust as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, for the period from and including the first day of the current Monthly Period or preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the aggregate amount of Principal Receivables in the Trust as of the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date); and

(z) the denominator determined pursuant to subclause (b)(ii) shall be (1) the sum of the numerators used to calculate the Investor Percentages for all outstanding Series for allocations with respect to Finance Charge Receivables, Defaulted Receivables or Principal Receivables, as applicable, for all such Series as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, for the period from and including the first day of the current Monthly Period or preceding Reset Date, as applicable, to but excluding such Reset Date and (2) the sum of the numerators used to calculate the Investor Percentages for all outstanding Series for allocations with respect to Finance Charge Receivables, Defaulted Receivables or Principal Receivables, as applicable, for all such Series as the close of business on such Reset Date, for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date).

provided further that, with respect to the first Monthly Period, the Closing Date shall be treated as the last day of the preceding Monthly Period.

“Funded Amount” means, as the context requires, (i) the Class A Funded Amount, the Class M Funded Amount and the Class B Funded Amount or (ii) any of the foregoing.

“Group One” means Series 2009-VFC1 and each other Series specified in the related Supplement to be included in Group One.

“Holding” means Alliance Data Systems Corporation, a Delaware corporation.

“Incremental Funding” means any increase in the Class A Funded Amount, Class M Funded Amount or the Class B Funded Amount during the Revolving Period made pursuant to the applicable Certificate Purchase Agreement.

“Initial Spread Account Deposit Amount” shall mean $[            ].

“Invested Amount” means, on any date of determination, an amount equal to the sum of (a) the Class A Invested Amount, (b) the Class M Invested Amount and (c) the Class B Invested Amount, each as of such date.

“Investment Earnings” means, with respect to any Transfer Date, all interest and earnings on Eligible Investments included in the Spread Account (net of losses and investment expenses) during the Monthly Period immediately preceding such Transfer Date.

“Investor Certificates” means the Class A Certificates, the Class M Certificates and the Class B Certificates.

“Investor Default Amount” means, with respect to any Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the Floating Allocation Percentage on the day such Account became a Defaulted Account.

“Investor Holder” means any Class A Holder, any Class M Holder or any Class B Holder.

“Investor Percentage” means, for any Monthly Period, (a) with respect to Finance Charge Receivables and Default Amounts at any time and Principal Receivables during the Revolving Period, the Floating Allocation Percentage and (b) with respect to Principal Receivables during a Fixed Allocation Period, the Fixed Allocation Percentage.

“Investor Principal Collections” means, with respect to any Monthly Period, the sum of (a) the aggregate amount allocated to the Investor Holders for such Monthly Period pursuant to Sections 4.7(a)(ii), (iii) and (iv), 4.7(b)(ii), (iii) and (iv) and 4.7(c)(ii), (iii) and (iv), in each case, as applicable to such Monthly Period, (b) the aggregate amount to be treated as Investor Principal Collections pursuant to Sections 4.11(a)(vii) through (xii) for such Monthly Period, and (c) the aggregate amount transferred from the Excess Funding Account to the Distribution Account pursuant to Sections 4.2 and 4.11(c).

“Investor Servicing Fee” is defined in Section 3 of this Series Supplement.

“Majority Series Holders” means (i) at any time that any Class A Note is Outstanding, the Class A Funding Agents for Ownership Groups (as defined in the Class A Certificate Purchase Agreement) having Ownership Group Purchase Limits (as defined in the Class A Certificate Purchase Agreement) evidencing more than 50% of the Class A Maximum Funded Amount, and (ii) if there are no Class A Notes Outstanding, Investor Holders evidencing more than 50% of the Invested Amount.

“Merchant Bankruptcy” means the failure of a Merchant generally to, or admit in writing its inability to, pay its debts as they become due; or any proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect to such Merchant in an involuntary case under any Debtor Relief Law or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of such Merchant’s property, or for the winding-up or liquidation of Merchant’s affairs, and such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days or any of the actions sought in such proceeding shall occur; or any commencement by a Merchant of a voluntary case under any Debtor Relief Law, or a Merchant’s consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of such Merchant’s property, or any general assignment for the benefit of creditors; or any Affiliate of such Merchant shall have taken any corporate action in furtherance of any of the foregoing actions with respect to that Merchant.

“Monthly Deposit Period” means any period of time during which any of the following is true: (a) WFN maintains a short term debt rating of A-1 or better by S&P, P-1 by Moody’s and, if rated by Fitch, F1 by Fitch (or such other rating below A-1, P-1 or F1, as the case may be, which satisfies the Rating Agency Condition); or (b) WFN has provided to Trustee a letter of credit covering collection risk of Servicer that satisfies the Rating Agency Condition.

“Monthly Period” is defined in the Agreement, except that the first Monthly Period begins on and includes the Closing Date and ends on and includes April 30, 2009.

“Optional Amortization Amount” is defined in Section 4(b) of this Series Supplement.

“Optional Amortization Date” is defined in Section 4(b) of this Series Supplement.

“Optional Amortization Funds” means funds deposited into the Principal Account on account of any Unfunded Optional Amortization Amount pursuant to Section 4.7(a)(iv) or 4.7(b)(iv).

“Optional Amortization Notice” is defined in Section 4(b) of this Series Supplement.

“Portfolio Yield” means, with respect to any Monthly Period, the annualized percentage (based on actual days during the related Monthly Period, and a 360-day year) equivalent of a fraction, the numerator of which is the sum of (a) an amount equal to the amount of Collections of Finance Charge Receivables allocated to the Investor Certificates for such Monthly Period pursuant to Section 4.7 such amount to be calculated on a cash basis after subtracting the Aggregate Investor Default Amount for such Monthly Period and (b) interest and earnings on the Series Accounts to be treated as Collections of Finance Charge Receivables allocable to the Investor Certificates on the Transfer Date related to such Monthly Period and the denominator of which is the Weighted Average Invested Amount during such Monthly Period.

“Principal Account” is defined in Section 4.16(a).

“Principal Shortfall” means, for Series 2009-VFC1 with respect to any Transfer Date, the excess, if any, of (a) (i) with respect to any Transfer Date relating to the Controlled Amortization Period, the sum of (A) the Aggregate Optional Amortization Amount and (B) the Class A Controlled Payment Amount for such Transfer Date, (ii) with respect to any Transfer Date during the Early Amortization Period, the Invested Amount and (iii) with respect to any Transfer Date relating to the Revolving Period, the Aggregate Optional Amortization Amount over (b) the Investor Principal Collections, minus Reallocated Principal Collections.

“Purchase Commitment Expiration Date” is defined in the Class A Certificate Purchase Agreement.

“Rating Agency” means DBRS, Inc. and Fitch Ratings.

“Rating Agency Condition” shall mean for purposes of this Series Supplement and the Agreement with respect to Series 2009-VFC1 the consent of the Class A Holders and confirmation from each Rating Agency that such action will not result in a reduction or withdrawal of the then current ratings of the Class M Certificates and the Class B Certificates.

“Reallocated Principal Collections” means, with respect to any Transfer Date the sum of the Class M Reallocated Principal Collections and Class B Reallocated Principal Collections for such Transfer Date.

“Record Date” means, for purposes of Series 2009-VFC1 with respect to any Distribution Date or Optional Amortization Date, the date falling five Business Days prior to such date.

“Refinancing Date” is defined in Section 4(c) of this Series Supplement.

“Required Cash Collateral Amount” means, with respect to any date of determination (a) as of the Closing Date, $[            ] and (b) on any Transfer Date thereafter the sum of (i) the product of (x) [            ] times (y) the Invested Amount, after any adjustments to be made on such date, including but not limited to an Incremental Funding, plus (ii) the [RESERVED] on such date of determination.

“Required Draw Amount” is defined in Section 4.17(c).

“Required Retained Transferor Percentage” means, for purposes of Series 2009-VFC1, at any time, [            ]. So long as Series 2009-VFC1 remains outstanding, the phrase “[            ] or, if less,” shall be deemed to have been deleted from the definition of “Required Retained Transferor Percentage” in the Agreement.

“Reset Date” means each of (a) an Addition Date relating to Supplemental Accounts, (b) a Removal Date on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, (c) a date on which an Incremental Funding occurs, (d) any date on which a new Series is issued and (e) any date on which the outstanding balance of any Variable Interest is increased.

“Revolving Period” means the period from and including the Closing Date to, but not including, the earlier of (a) the day the Controlled Amortization Period commences and (b) the Early Amortization Commencement Date.

“Scheduled Final Payment Date” means the Distribution Date falling in the twelfth month following the month in which the Controlled Amortization Period begins.

“Series Account” means, as to Series 2009-VFC1, the Distribution Account, the Finance Charge Account, the Principal Account, the Cash Collateral Account and the Spread Account.

“Series 2009-VFC1” means the Series of the World Financial Network Credit Card Master Trust III represented by the Investor Certificates.

“Series 2009-VFC1 Termination Date” means the earliest to occur of (a) the Distribution Date falling in a Fixed Allocation Period on which the Invested Amount is paid in full, (b) the termination of the Trust pursuant to the Agreement and (c) the Distribution Date on or closest to the date falling 36 months after the end of the Revolving Period.

“Series Servicing Fee Percentage” means 2.0%.

“Shared Principal Collections” means, as the context requires, either (a) the amount allocated to the Investor Certificates which may be applied to the Principal Shortfall (as such term is defined in the Agreement) with respect to other outstanding Series in Group One or (b) the amounts allocated to the investor certificates of other Series in Group One which the applicable Supplements for such Series specify are to be treated as “Shared Principal Collections” and which may be applied to cover the Principal Shortfall with respect to the Investor Certificates.

“Specified Transferor Amount” means, at any time, the Minimum Transferor Amount (including the Additional Minimum Transferor Amount, if any) at that time.

“Spread Account” is defined in Section 4.20.

“Spread Account Amount” shall mean, as of any date, an amount equal to the amount on deposit in the Spread Account (exclusive of Investment Earnings) on such date, after giving effect to all deposits, transfers and withdrawals from the Spread Account on such date.

“Spread Account Cap” with respect to any date of determination, shall mean the lesser of (a) the Class B Invested Amount on such date and (b) the result obtained by multiplying the sum of the Class A Invested Amount, the Class M Invested Amount and the Class B Invested Amount by the Applicable Percentage in effect on such date.

RESERVED

“Target Amount” is defined in Section 4.7(d).

“Unfunded Optional Amortization Amount” means, at any time, the excess, if any, of the (1) the Aggregate Optional Amortization over (2) the amount on deposit in the Principal Account which was deposited there pursuant to Section 4.7(a)(iv) or 4.7(b)(iv).

“Weighted Average Class A Funded Amount” means, as to any Class A Ownership Interest (or Class A Funding Tranche) for any Distribution Period, the quotient of (a) the summation of the portion of the Class A Funded Amount allocated to that Class A Ownership Interest (or Class A Funding Tranche) determined as of each day in that Distribution Period, divided by (b) the number of days in that Distribution Period.

“Weighted Average Class A Invested Amount” means, for any Monthly Period, the quotient of (a) the summation of the Class A Invested Amount determined as of each day in that Monthly Period, divided by (b) the number of days in that Monthly Period.

“Weighted Average Invested Amount” means, for any Monthly Period, the quotient of (a) the summation of the Invested Amount determined as of each day in that Monthly Period, divided by (b) the number of days in that Monthly Period.

SECTION 3. Servicing Fee. The share of the Servicing Fee allocable to Series 2009-VFC1 with respect to any Transfer Date (the “Investor Servicing Fee”) shall be equal to one-twelfth of the product of (i) the Series Servicing Fee Percentage and (ii) the Weighted Average Invested Amount for the Monthly Period preceding such Transfer Date. The Investor Servicing Fee shall be payable to Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to Sections 4.11(a)(iv)

SECTION 4. Variable Funding Mechanics. (a) Incremental Fundings. (i) From time to time during the Revolving Period, Transferor and Servicer may notify the Class A Holders that a Class A Incremental Funding will occur, subject to the conditions of the Class A Certificate Purchase Agreement on the next or any subsequent Business Day by delivering a Notice of Class A Incremental Funding (as defined in the Class A Certificate Purchase Agreement) executed by Transferor and Servicer to the Class A Funding Agent for each such Class A Holder, specifying the amount of such Class A Incremental Funding (which shall be a minimum of $5,500,000 and $550,000 integral multiples in excess thereof, except that a Class A

Incremental Funding may be requested in the entire remaining Class A Maximum Funded Amount of the Class A Certificates) and the Business Day upon which such Class A Incremental Funding is to occur. Upon any Class A Incremental Funding, the Class A Floating Allocation Percentage, the Class A Invested Amount, the Floating Allocation Percentage and the Invested Amount shall increase as provided herein. The increase in the Class A Invested Amount and the Class A Funded Amount shall be allocated to the Class A Certificates held by the Class A Holders from which purchase prices were received in connection with the Class A Incremental Funding in proportion to the amount of such purchase prices received.

(ii) From time to time during the Revolving Period, Transferor and Servicer may notify the Class M Holders that a Class M Incremental Funding will occur, subject to the conditions of the Class M Certificate Purchase Agreement on the next or any subsequent Business Day by delivering a Class M Incremental Funding Notice (as defined in the Class M Certificate Purchase Agreement) executed by Transferor and Servicer to the Class M Holders, specifying the amount of such Class M Incremental Funding and the Business Day upon which such Class M Incremental Funding is to occur. Upon any Class M Incremental Funding, the Class M Floating Allocation Percentage, the Class M Invested Amount, the Floating Allocation Percentage and the Invested Amount shall increase as provided herein.

(iii) From time to time during the Revolving Period, Transferor and Servicer may notify the Class B Holders that a Class B Incremental Funding will occur, subject to the conditions of the Class B Certificate Purchase Agreement on the next or any subsequent Business Day by delivering a Class B Incremental Funding Notice (as defined in the Class B Certificate Purchase Agreement) executed by Transferor and Servicer to the Class B Holders, specifying the amount of such Class B Incremental Funding and the Business Day upon which such Class B Incremental Funding is to occur. Upon any Class B Incremental Funding, the Class B Floating Allocation Percentage, the Class B Invested Amount, the Floating Allocation Percentage and the Invested Amount shall increase as provided herein.

(b) Optional Amortization. On any Business Day in the Revolving Period or the Controlled Amortization Period, Transferor may cause Servicer to provide notice to Trustee and the Investors Holders (an “Optional Amortization Notice”) at least five Business Days prior to any Business Day (the “Optional Amortization Date”) stating its intention to cause a full or partial amortization of the Investor Certificates with Optional Amortization Funds and/or Shared Principal Collections on the Optional Amortization Date, in full or in part in an amount (the “Optional Amortization Amount”), which amount, so long as the Class A Certificates are outstanding shall not be less than $5,500,000 or $550,000 integral multiples in excess thereof, except that the portion of the Optional Amortization Amount allocated to any Class A Ownership Interest may equal the entire Class A Funded Amount of the related Class A Certificate. The Optional Amortization Notice shall state the Optional Amortization Date and the Optional Amortization Amount. The Optional Amortization Amount shall be paid from Optional Amortization Funds and/or Shared Principal Collections pursuant to Section 4.4. and shall be allocated (i) first, among the Class A Ownership Interests pro rata based on the Class A Funded Amounts of each Class A Ownership Interest; provided that if any Class A Funding Agent shall have provided notice to the Transferor of a Class A Additional Amount as a result of an

“Accounting Based Consolidation Event” (as defined in the Class A Certificate Purchase Agreement), then the Transferor may allocate the Optional Amortization Amount first to reduce the Class A Funded Amount allocated to the Class A Ownership Interest(s) as to which such Accounting Based Consolidation Event has occurred, and then pro rata among the remaining Class A Ownership Interests based on the Class A Funded Amounts of those Class A Ownership Interests, (ii) second, to the Class M Invested Amount and (iii) third, to the Class B Invested Amount. If a Class A Ownership Interest is divided into more than one Class A Funding Tranche, allocation of the Optional Amortization Amount for each Class A Ownership Interest among the various outstanding Class A Funding Tranches shall be at the discretion of Transferor, and accrued interest and any Class A Additional Amounts on the affected Class A Funding Tranches shall be payable on the first Distribution Date on or after the related Optional Amortization Date. On the Business Day prior to each Optional Amortization Date, Servicer shall instruct Trustee in writing (which writing shall be substantially in the form of Exhibit B) to withdraw Optional Amortization Funds from the Principal Account and/or Available Shared Principal Collections from the Collection Account in an aggregate amount sufficient to pay the Optional Amortization Amount on that Optional Amortization Date and deposit the same in the Distribution Account, and Trustee, acting in accordance with such instructions, shall on such Business Day make such withdrawal and deposit.

(c) Refinanced Optional Amortization. On any Business Day in the Revolving Period or the Controlled Amortization Period, Transferor may, with the consent of each affected Investor Holder, cause Servicer to provide notice to Trustee and all of the Investor Holders at least five Business Days prior to any Business Day (the “Refinancing Date”) stating its intention to cause the Funded Amount to be prepaid in full or in part in an amount not less than $5,500,000 and integral multiples of $550,000 in excess thereof (or, if less, the remaining Funded Amount) on the Refinancing Date with the proceeds from the issuance of a new series of Certificates. Any such prepayment of the Invested Amount shall be accompanied by a payment of (i) accrued and unpaid interest on the Funded Amount (or the portion thereof that is being prepaid) through the Refinancing Date, plus (ii) any accrued and unpaid Class A Non-Use Fees and Class A Additional Amounts in respect of the Funded Amount (or portion thereof that is being prepaid) through the Refinancing Date. In the case of any such conveyance, the proceeds of the new issuance in an amount sufficient (together with Collections available for such purpose) to pay the required amounts shall be deposited in the Distribution Account and shall be distributed to the applicable Investor Holder on the Refinancing Date in accordance with the terms of this Series Supplement and the Agreement; provided that no portion of such purchase price may be applied to reduce the Class M Invested Amount or the Class B Invested Amount until the Class A Funded Amount has been reduced to zero; provided, further that no portion of such purchase price may be applied to reduce the Class B Invested Amount until the Class M Funded Amount has been reduced to zero.

SECTION 5. Optional Repurchase; Reassignment and Termination Provisions. (a) The Investor Certificates shall be subject to purchase by the Servicer at its option on any Distribution Date, on or after the Distribution Date on which the Invested Amount is reduced to an amount less than or equal to [10%] of the highest historical Invested Amount by deposit into the Collection Account a final distribution for application in accordance with Section 12.2 an amount which shall include the amount, if any, on deposit in the Principal Account and will be equal to the sum of (i) the Invested Amount, plus (ii) accrued and unpaid interest on the Investor

Certificates through the day preceding the Distribution Date on which the repurchase occurs, plus (iii) any accrued and unpaid Class A Non-Use Fees and Class A Additional Amounts in respect of the Investor Certificates through the day preceding the Distribution Date on which the repurchase occurs. Upon the tender of the outstanding Investor Certificates by the Investor Holders, Trustee shall, in accordance with the instructions of the Servicer, distribute the amounts, together with all funds on deposit in the Principal Account that are allocable to the Investor Certificates, to the Investor Holders on the next Distribution Date in repayment of the principal amount and accrued and unpaid interest owing to the Investor Holders. Following any redemption, the Investor Holders shall have no further rights with respect to the Receivables. In the event that Transferor fails for any reason to deposit in the Principal Account the aggregate purchase price for the Investor Certificates, payments shall continue to be made to the Investor Holders in accordance with the terms of the Agreement and this Series Supplement.

(b) The amount required to be deposited by Transferor with respect to the Investor Certificates in connection with any reassignment of Receivables pursuant to Section 2.6 shall equal the sum of (i) the Invested Amount, plus (ii) accrued and unpaid interest on the Investor Certificates through the day preceding the Distribution Date on which the repurchase occurs, plus (c) any accrued and unpaid Class A Non-Use Fees and Class A Additional Amounts in respect of the Investor Certificates through the day preceding the Distribution Date on which the repurchase occurs. The amount so deposited shall be distributed to the Investor Holders in final payment of the Invested Amount and all such other amounts on the Distribution Date on which it is deposited.

(c) Proceeds available from the sale of Receivables in accordance with Section 12.2 on the Series 2009-VFC1 Termination Date shall be treated, to the extent of the Invested Amount, as Collections of Principal Receivables that have been allocated to the Investor Certificates and any excess shall be treated as Collections of Finance Charge Receivables that have been allocated to the Investor Certificates, in each case with respect to the prior Monthly Period.

SECTION 6. Maximum Funded Amounts. (a) The initial Class A Maximum Funded Amount of each Class A Certificate is as set forth on the related Class A Certificate. The Class A Maximum Funded Amount of each Class A Certificate may be reduced or increased from time to time as provided in the Class A Certificate Purchase Agreement. Unless otherwise agreed to by the Transferor and each Class A Funding Agent, increases and decreases in the overall Class A Maximum Funded Amount are required to be made ratably among the various Class A Certificates; provided that if any Class A Funding Agent shall have provided notice to the Transferor of Class A Additional Amount as a result of an “Accounting Based Consolidation Event” (as defined in Class A Certificate Purchase Agreement), then the Transferor may allocate any decrease in the overall Class A Maximum Funded Amount first to reduce the Class A Maximum Funded Amount(s) of the Class A Certificate(s) for the Class A Ownership Interest(s) as to which such Accounting Based Consolidation Event has occurred, and then to reduce the Class A Maximum Funded Amounts of the remaining Class A Certificates ratably. Any decrease in the Class A Maximum Funded Amount of any Class A Certificate shall be permanent, unless a subsequent increase in the Class A Maximum Funded Amount is made in accordance with the Class A Certificate Purchase Agreement.

(b) The initial Class M Maximum Funded Amount of each Class M Certificate is as set forth on the related Class M Certificate. The Class M Maximum Funded Amount of each Class M Certificate may be reduced or increased from time to time with the written consent of the related Class M Holder and as provided in the Class M Certificate Purchase Agreement. Any decrease in the Class M Maximum Funded Amount of any Class M Certificate shall be permanent, unless a subsequent increase in the Class M Maximum Funded Amount is made in accordance with the Class M Certificate Purchase Agreement.

(c) The initial Class B Maximum Funded Amount of each Class B Certificate is as set forth on the related Class B Certificate. The Class B Maximum Funded Amount of each Class B Certificate may be reduced or increased from time to time with the written consent of the related Class B Holder and as provided in the Class B Certificate Purchase Agreement. Any decrease in the Class B Maximum Funded Amount of any Class B Certificate shall be permanent, unless a subsequent increase in the Class B Maximum Funded Amount is made in accordance with the Class B Certificate Purchase Agreement.

SECTION 7. Delivery of the Investor Certificates. Transferor shall execute and deliver the Investor Certificates (in definitive, fully registered form) to Trustee for authentication in accordance with Section 6.1. The Trustee shall deliver such Investor Certificates when authenticated in accordance with Section 6.2.

SECTION 8. Article IV of the Agreement. Sections 4.1 through 4.5 shall read in their entirety as provided in the Agreement. Article IV (except for Sections 4.1 through 4.5 thereof) shall read in its entirety as follows and shall be applicable only to the Investor Certificates:

ARTICLE IV RIGHTS OF CERTIFICATEHOLDERS; ALLOCATIONS

SECTION 4.6. Rights of Investor Holders. The Investor Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Investor Certificates at the times and in the amounts specified in this Agreement, (a) the Floating Allocation Percentage and Fixed Allocation Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (b) funds on deposit in the Collection Account, the Finance Charge Account, the Principal Account, the Distribution Account, the Excess Funding Account, the Cash Collateral Account and the Spread Account. The Class M Certificates and the Class B Certificates shall be subordinate to the Class A Certificates to the extent described herein. The Class B Certificates shall be subordinate to the Class M Certificates to the extent described herein. The Transferor Certificate shall not represent any interest in the Collection Account, the Finance Charge Account, the Principal Account, the Distribution Account, the Excess Funding Account, the Cash Collateral Account or the Spread Account, except as specifically provided in this Article IV.

SECTION 4.7 Allocations. (a) Allocations During the Revolving Period. During the Revolving Period, Servicer shall allocate Collections to the Investor Holders as follows:

(i) allocate to the Investor Holders an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing;

(ii) allocate to the Investor Holders an amount equal to the product of (A) the Class B Investor Allocation Percentage on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing;

(iii) allocate to the Investor Holders an amount equal to the product of (A) the Class M Investor Allocation Percentage on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; and

(iv) allocate to the Investor Holders an amount equal to the lesser of (A) the product of (1) the Class A Investor Allocation Percentage on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing and (B) the Unfunded Optional Amortization Amount.

In addition, Servicer shall treat as Shared Principal Collections an amount equal to the excess, if any, of (1) the amount calculated pursuant to clause (iv)(A) above over (2) the amount calculated pursuant to clause (iv)(B) above.

(b) Allocations During the Controlled Amortization Period. During the Controlled Amortization Period, Servicer shall allocate Collections to the Investor Holders as follows:

(i) allocate to the Investor Holders an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing;

(ii) allocate to the Investor Holders an amount equal to the product of (A) the Class B Investor Allocation Percentage on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing;

(iii) allocate to the Investor Holders an amount equal to the product of (A) the Class M Investor Allocation Percentage on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing;

(iv) allocate to the Investor Holders an amount equal to the product of (1) the Class A Investor Allocation Percentage on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided that the aggregate amount allocated pursuant to this Section 4.7(b)(iv)(A) during any Monthly Period shall not exceed the sum of (x) the Class A Controlled Payment Amount for the related Transfer Date (after taking into account any payments to be made on the immediately preceding Distribution Date) plus (y) any Unfunded Optional Amortization Amount; and

(v) treat as Shared Principal Collections any amount not allocated as a result of clauses (i) – (iv) above.

(c) Allocations During the Early Amortization Period. During the Early Amortization Period, Servicer shall allocate Collections to the Investor Holders as follows:

(i) allocate to the Investor Holders an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on each Date of Processing;

(ii) allocate to the Investor Holders an amount equal to the product of (A) the Class B Investor Allocation Percentage on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing;

(iii) allocate to the Investor Holders an amount equal to the product of (A) the Class M Investor Allocation Percentage on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing;

(iv) allocate to the Investor Holders an amount equal to the product of (A) the Class A Investor Allocation Percentage on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided that the aggregate amount allocated pursuant to this Section 4.7(c)(iv) during any Monthly Period shall not exceed the Invested Amount as of the close of business on the last day of the prior Monthly Period (after taking into account any payments to be made on the Distribution Date relating to such prior Monthly Period and deposits and any adjustments to be made to the Invested Amount to be made on the Transfer Date relating to such Monthly Period); and

(v) treat as Shared Principal Collections any amount not allocated as a result of clauses (i) – (iv) above.

(d) During a Monthly Deposit Period, amounts allocated to the Investor Holders pursuant to Sections 4.7(a), (b) and (c) during any Monthly Period need not be deposited into the Collection Account or any Series Account prior to the earlier of (i) the Business Day prior to the date on which such amounts are needed to make any payment on a Refinancing Date or an Optional Amortization Date, in which case such amounts shall be deposited only as required by Section 4(b) of this Series Supplement and (ii) the related Transfer Date, and when so deposited, (x) may be deposited net of any amounts required to be distributed to Transferor and the Servicer, if WFN is Servicer and (y) shall be deposited into the Finance Charge Account (in the case of Collections of Finance Charge Receivables) and the Principal Account (in the case of Collections of Principal Receivables (not including any Shared Principal Collections allocated to Series 2009-VFC1 pursuant to Section 4.15)), subject in either case to the proviso to the next sentence. At any other time, amounts so allocated to the Investor Holders on each Date of Processing shall be deposited on that Date of Processing into the Finance Charge Account (in the case of Collections of Finance Charge Receivables) and the Principal Account (in the case of Collections of Principal Receivables (not including any Shared Principal Collections allocated to Series 2009-VFC1 pursuant to Section 4.15)), provided that: (x) so long as no draw has been made on the Cash Collateral Account and no Early Amortization Event has occurred with respect to each Monthly Period falling in the Revolving Period, Collections of Finance Charge Receivables shall be deposited into the Finance Charge Account only until such time as the aggregate amount so deposited equals an amount (the “Target Amount”).

With respect to any Monthly Period when deposits of Collections of Finance Charge Receivables into the Finance Charge Account are limited in accordance with clause (i) of the preceding proviso, notwithstanding such limitation: Collections of Finance Charge Receivables released to Transferor pursuant to such clause (i) shall be deemed, for purposes of all calculations under this Series Supplement, to have been applied to the items specified in subsection 4.11(a), to which such amounts would have been applied (and in the priority in which they would have been applied) had such amounts been available in the Finance Charge Account on such Transfer Date. Notwithstanding such clause (i) above, if on any Business Day Servicer determines that the Target Amount for a Monthly Period exceeds the Target Amount for that Monthly Period as previously calculated by Servicer, then (x) Servicer shall (on the same Business Day) inform Transferor of such determination, and (y) within two Business Days of receiving such notice Transferor shall deposit into the Finance Charge Account funds in an amount equal to the amount of Collections of Finance Charge Receivables allocated to the Investor Holders for that Monthly Period but not deposited into the Finance Charge Account due to the operation of such clause (i) (but not in excess of the amount required so that the aggregate amount deposited for the subject Monthly Period equals the Target Amount). In addition, if on any Transfer Date the Transferor Amount will be less than the Specified Transferor Amount after giving effect to all transfers and deposits on that Transfer Date, Transferor shall, on that Transfer Date, deposit into the Principal Account funds in an amount equal to the amounts of available funds that are required to be treated as Investor Principal Collections pursuant to Sections 4.11(a)(vii) - (xii) but are not available from funds in the Finance Charge Account as a result of the operation of clause (i); and provided further that, except as provided in the immediately preceding proviso, no funds shall be required to be deposited to the Principal Account pursuant to Sections 4.11(a)(vii) – (xii) unless such funds are required to make payments pursuant to Sections 4.11(c)(i) – (iii) on the related Transfer Date.

(e) On any date, Servicer may withdraw from the Collection Account or any Series Account any amounts inadvertently deposited in such account that should have not been so deposited.

SECTION 4.8 Interest, Class A Non-Use Fee and Breakage. (a) Pursuant to the Class A Certificate Purchase Agreement, certain Class A Ownership Interests may from time to time be divided into one or more subdivisions (each, as further specified in the Class A Certificate Purchase Agreement, a “Class A Funding Tranche”) which will accrue interest on different bases. For Class A Funding Tranches that accrue interest by reference to a commercial paper rate or the London interbank offered rate, a specified period (each, a “Fixed Period”) will be designated in the Class A Certificate Purchase Agreement during which that Class A Funding Tranche may accrue interest at a fixed rate.

(b) In addition to Class A Monthly Interest, each Class A Holder (i) shall receive a monthly commitment fee (a “Class A Non-Use Fee”) with respect to each Distribution Period (or portion thereof) falling in the Revolving Period in an amount specified for each Class A Ownership Interest in the Class A Fee Letter (as defined in the Class A Certificate Purchase Agreement) and (ii) shall be entitled to receive certain other amounts identified as Class A Additional Amounts (such amounts, including Breakage Payments, being “Class A Additional Amounts”) in the Class A Certificate Purchase Agreement. Class A Additional Amounts payable on any Distribution Date shall, so long as they equal less than 0.5% of the Weighted Average Class A Invested Amount over the related Distribution Period, constitute “Class A Senior Additional Amounts.” Any Class A Additional Amounts payable on any Distribution Date in excess of the foregoing limitation shall constitute “Class A Subordinate Additional Amounts.”

(c) If any distribution of principal is made with respect to any Class A Funding Tranche with a Fixed Period and a fixed interest rate for such period other than on the last day of that Fixed Period, or if the Class A Funded Amount of any Class A Ownership Interest is reduced by an Optional Amortization Amount in an amount greater than the amount (if any) specified in the Certificate Purchase Agreement with respect to that Class A Ownership Interest without the applicable number (as specified in the Certificate Purchase Agreement) of Business Days’ prior notice to the affected Class A Holder, and in either case (i) the interest paid by the Class A Holder holding that Class A Funding Tranche to providers of funds to it to fund that Class A Funding Tranche exceeds (ii) returns earned by that Class A Holder through the last day of that Fixed Period by redeployment of such funds in highly rated short-term money market instruments, then, upon written notice (which notice shall be signed by an officer of that Class A Holder with knowledge of and responsibility for such matters and shall set forth in reasonable detail the basis for requesting the amounts, and shall be conclusive with respect to the amounts calculated thereon, absent manifest error) from such Class A Holder to Servicer, such Class A Holder shall be entitled to receive additional amounts in the amount of such excess (each, a “Breakage Payment”) on the Distribution Date on or immediately succeeding the date such distribution of principal is made with respect to that Class A Funding Tranche, so long as such written notice is received not later than noon, New York City time, on the Transfer Date related to such Distribution Date. For purposes of calculations under this paragraph, any payment received by a Class A Holder later than noon, New York City time, on any day shall be deemed to have been received on the next day.

SECTION 4.9 Determination of Monthly Principal. (a) The amount of monthly principal (“Class A Monthly Principal”) distributable from the Principal Account with respect to the Class A Certificates (i) on each Transfer Date, beginning with the Transfer Date in the month following the month in which the Controlled Amortization Period begins (unless an Early Amortization Period shall have commenced prior to such Transfer Date) shall be the least of (x) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (y) the Class A Controlled Payment Amount allocated to the Class A Certificates for such Transfer Date plus any Unfunded Optional Amortization Amount for such Transfer Date and (z) the Class A Invested Amount (after giving effect to any Class A Charge-Offs for such Transfer Date) and (ii) on each Transfer Date beginning with the Transfer Date in the month following the month in which the Early Amortization Period begins, the lesser of (x) the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date and (y) the Class A Invested Amount (after giving effect to any Class A Charge-Offs for such Transfer Date).

(b) The amount of monthly principal (“Class M Monthly Principal”) distributable from the Principal Account with respect to the Class M Certificates shall be, on each Transfer Date beginning with the Transfer Date in the month following the month in which the Controlled Amortization Period first begins (or if earlier, the month in which the Early Amortization Period begins) on which the Class A Funded Amount is zero (or would be zero after giving effect to the application of Optional Amortization Funds or Available Investor Principal collections on such Transfer Date), the lesser of (x) the excess of the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date, over the Available Principal Collections applied to Class A Monthly Principal on such Transfer Date and (y) the Class M Invested Amount (after giving effect to any Class M Investor Charge-Offs for such Transfer Date), provided that until the Class A Funded Amount is reduced to zero, the Class M Monthly Principal will be zero.

(c) The amount of monthly principal (“Class B Monthly Principal”) distributable from the Principal Account with respect to the Class B Certificates shall be, on each Transfer Date beginning with the first Transfer Date in the month following the month in which the Controlled Amortization Period begins (or, if earlier, the month in which the Early Amortization Period begins) on which the Class A Funded Amount and the Class M Funded Amount are zero (or would be zero after giving effect to the application of Optional Amortization Funds or Available Investor Principal Collections on such Transfer Date), the lesser of (x) the excess of the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date, over the Available Principal Collections applied to Class A Monthly Principal and Class M Monthly Principal on such Transfer Date and (y) the Class B Invested Amount (after giving effect to any Class B Investor Charge-Offs for such Transfer Date), provided that until the Class A Funded Amount and the Class M Funded Amount are reduced to zero, the Class B Monthly Principal will be zero.

SECTION 4.10 Coverage of Required Amount. (a) On or before each Determination Date, Servicer shall determine the amount (the “Class A Required Amount”) for the related Transfer Date, if any, by which the sum of (i) the Class A Monthly Interest for the related Distribution Period, plus for the related Transfer Date (ii) the Class A Non-Use Fee, if any, for the related Distribution Period, plus (iii) the Class A Senior Additional Amounts, if any, for the related Transfer Date, plus (iv) the Investor Servicing Fee for the prior Monthly Period, plus (v) any Class A Non-Use Fee, Class A Senior Additional Amounts and the Investor Servicing Fee included in the Class A Required Amount for any prior Transfer Date but not yet paid exceeds the Available Funds for the related Monthly Period. The “Class A Monthly Interest” for any Distribution Period shall equal the aggregate amount of interest that accrued over that Distribution Period on each Class A Funding Tranche (plus the aggregate amount of interest that accrued over any prior Distribution Period on any Class A Funding Tranche and has not yet been paid, plus additional interest (to the extent permitted by law) on such overdue amounts at the Class A Certificate Rate (as defined in the Class A Certificate Purchase Agreement) applicable to the related Class A Ownership Interest during that Distribution Period, all as determined by Servicer on the related Determination Date. For purposes of such determination, Servicer shall rely upon information provided by the various Class A Funding Agents pursuant to the Class A Certificate Purchase Agreement. The interest accrued on any Class A Funding Tranche for any Distribution Period shall be determined using the applicable Funding Rate and shall equal the product of the Weighted Average Class A Funded Amount for that Class A Funding Tranche, the applicable Funding Rate and the applicable Day Count Fraction.

(b) If the Class A Required Amount for such Transfer Date is greater than zero, (i) Servicer shall give written notice to Trustee of such positive Class A Required Amount on or before such Transfer Date and (ii) the Available Cash Collateral Amount in an amount equal to the Class A Required Amount, to the extent available for such purpose in accordance with Section 4.17(c), shall be distributed from the Cash Collateral Account on such Transfer Date pursuant to Section 4.17(c) to cover any deficiency in payments pursuant to Sections 4.11(a)(i) – (iv), in the order of priority specified in Section 4.11(a). If the Class A Required Amount for such Transfer Date exceeds the Available Cash Collateral Amount with respect to such Transfer Date, Reallocated Principal Collections with respect to the prior Monthly Period shall be applied as specified in Section 4.14.

(c) On or before each Transfer Date, Servicer shall determine the amount (the “Class M Required Amount”), if any, by which the sum of (i) the Class M Monthly Interest for the related Distribution Period, plus for the related Transfer Date (ii) any Class M Monthly Interest included in the Class M Required Amount for any prior Transfer Date but not yet paid, exceeds the funds applied to pay such amounts pursuant to Section 4.11(a)(v) for the related Monthly Period. The “Class M Monthly Interest” for any Distribution Period shall equal the aggregate amount of interest that accrued over that Distribution Period on the Class M Funded Amount (plus the aggregate amount of interest that accrued over any prior Distribution Period on the Class M Funded Amount and has not yet been paid, plus additional interest (to the extent permitted by law) on such overdue amounts at the Class M Certificate Rate (as defined in the Class M Certificate Purchase Agreement), all as calculated by Servicer in accordance with the Class M Certificate Purchase Agreement on the related Determination Date. For purposes of such determination, Servicer shall rely upon information provided by the Class M Holders pursuant to the Class M Certificate Purchase Agreement.

(d) If the Class M Required Amount for such Transfer Date is greater than zero, (i) Servicer shall give written notice to Trustee of such positive Class M Required Amount on or before such Transfer Date and (ii) the Available Cash Collateral Amount in an amount equal to the Class M Required Amount for such Transfer Date, to the extent available for such purpose in accordance with Section 4.17(c), shall be distributed from the Cash Collateral Account on such Transfer Date pursuant to Sections 4.17(c) to cover any deficiency in payments pursuant to Section 4.11(a)(v). If the Class M Required Amount for such Transfer Date exceeds the amount of the Available Cash Collateral Amount with respect to such Transfer Date, Reallocated Principal Collections with respect to the prior Monthly Period shall be applied as specified in Section 4.14.

(e) On or before each Transfer Date, Servicer shall determine the amount (the “Class B Required Amount”), if any, by which the sum of (i) the Class B Monthly Interest for the related Distribution Period, plus (ii) any Class B Monthly Interest included in the Class B Required Amount for any prior Transfer Date but not yet paid, exceeds the funds applied to pay such amounts pursuant to Section 4.11(a)(vi) for the related Monthly Period. The “Class B Monthly Interest” for any Distribution Period shall equal the aggregate amount of interest that accrued over that Distribution Period on each Class B Funded Amount (plus the aggregate amount of interest that accrued over any prior Distribution Period on the Class B Funded Amount and has not yet been paid, plus additional interest (to the extent permitted by law) on such overdue amounts at the Class B Certificate Rate (as defined in the Class B Certificate Purchase Agreement), all as calculated by Servicer in accordance with the Class B Certificate Purchase Agreement on the related Determination Date. For purposes of such determination, Servicer shall rely upon information provided by the Class B Holders pursuant to the Class B Certificate Purchase Agreement.

(f) If the Class B Required Amount for such Transfer Date is greater than zero, (i) Servicer shall give written notice to Trustee of such positive Class B Required Amount on or before such Transfer Date and (ii) the Available Cash Collateral Amount in an amount equal to the Class B Required Amount, to the extent available for such purpose in accordance with Section 4.17(c), shall be distributed from the Cash Collateral Account on such Transfer Date pursuant to Section 4.17(c) to cover any deficiency in payments pursuant to Section 4.11(a)(vi).

SECTION 4.11 Monthly Payments. On or before each Determination Date, Servicer shall instruct Trustee in writing (which writing shall be substantially in the form of Exhibit B) to withdraw, and Trustee, acting in accordance with such instructions, shall withdraw on the related Transfer Date or the related Distribution Date, as applicable, to the extent of available funds, the amounts required to be withdrawn from the Finance Charge Account, the Principal Account and the Distribution Account as follows:

(a) An amount equal to the Available Funds for the related Monthly Period will be distributed on each Transfer Date, to the extent available, in the following priority:

(i) an amount equal to the unpaid Class A Monthly Interest shall be deposited by Trustee into the Distribution Account for distribution to the Class A Holders in accordance with Section 5.1;

(ii) an amount equal to the unpaid Class A Non-Use Fee, if any, for the related Distribution Period plus any Class A Non-Use Fee due but not paid to the Class A Holders on any prior Distribution Date shall be deposited by Trustee into the Distribution Account for distribution to the Class A Holders in accordance with Section 5.1;

(iii) an amount equal to the Class A Senior Additional Amounts, if any, for the related Distribution Period plus any Class A Senior Additional Amounts due but not paid to the Class A Holders on any prior Distribution Date shall be deposited by Trustee into the Distribution Account for distribution to the Class A Holders in accordance with Section 5.1;

(iv) an amount equal to the Investor Servicing Fee for such Transfer Date plus any Investor Servicing Fee due but not paid to Servicer on any prior Transfer Date shall be distributed to Servicer;

(v) an amount equal to the unpaid Class M Monthly Interest shall be deposited by Trustee into the Distribution Account for distribution to the Class M Holders in accordance with Section 5.1;

(vi) an amount equal to the unpaid Class B Monthly Interest shall be deposited by Trustee into the Distribution Account for distribution to the Class B Holders in accordance with Section 5.1;

(vii) an amount equal to the Class A Investor Default Amount, if any, for the preceding Monthly Period shall be treated as a portion of Investor Principal Collections and, subject to Section 4.7(d), deposited into the Principal Account on such Transfer Date;

(viii) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Investor Principal Collections, subject to Section 4.7(d), and deposited into the Principal Account on such Transfer Date;

(ix) an amount equal to the Class M Investor Default Amount, if any, for the preceding Monthly Period shall be treated as a portion of Investor Principal Collections, subject to Section 4.7(d), and deposited into the Principal Account on such Transfer Date;

(x) an amount equal to the aggregate amount of Class M Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Investor Principal Collections, subject to Section 4.7(d), and deposited into the Principal Account on such Transfer Date;

(xi) an amount equal to the Class B Investor Default Amount, if any, for the preceding Monthly Period shall be treated as a portion of Investor Principal Collections, subject to Section 4.7(d), and deposited into the Principal Account on such Transfer Date;

(xii) an amount equal to the aggregate amount of Class B Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Investor

Principal Collections, subject to Section 4.7(d), and deposited into the Principal Account on such Transfer Date;

(xiii) an amount up to the excess, if any, of the Required Cash Collateral Amount (determined after all deposits, withdrawals, reductions, payments and adjustments to be made with respect to such date) over the Available Cash Collateral Amount (without giving effect to any deposit made on such date hereunder) shall be deposited in the Cash Collateral Account;

(xiv) an amount equal to the excess of the Spread Account Cap over the Spread Account Amount shall be deposited into the Spread Account;

(xv) an amount equal to the aggregate Class A Subordinate Additional Amounts will be paid to the Class A Holders; and, in the event of any shortfall in the amount of Available Funds available for distribution in respect of Class A Subordinate Additional Amounts, (x) Available Funds shall be allocated ratably to each Class A Ownership Interest in accordance with its Class A Funded Amount and (y) any Available Funds allocated pursuant to clause (x) to any Class A Ownership Interest in excess of its Class A Subordinate Additional Amounts shall be reallocated to each Class A Ownership Interest that has a remaining shortfall in the Excess Funds allocated to it pursuant to clause (x) in order to cover its Class A Subordinate Additional Amounts, which reallocation shall be made ratably in accordance with the portion of the Class A Funded Amounts of all remaining Class A Ownership Interests represented by the Class A Funded Amount of such remaining Class A Ownership Interest;

(xvi) an amount equal to all other amounts due under the Class M Certificate Purchase Agreement shall be distributed in accordance with the Class M Certificate Purchase Agreement;

(xvii) an amount equal to all other amounts due under the Class B Certificate Purchase Agreement shall be distributed in accordance with the Class B Certificate Purchase Agreement; and

(xviii) the balance, if any, after giving effect to the payments made pursuant to clauses (i) through (xvii) shall constitute “Excess Finance Charge Collections” to be applied with respect to other Series in accordance with Section 4.5.

In the event of any shortfall in the amount of the Available Funds available for distribution in respect of Class A Monthly Interest, Class A Non-Use Fee or Class A Senior Additional Amounts, (x) Available Funds shall be allocated ratably to each Class A Ownership Interest in accordance with its Class A Funded Amount and (y) any Available Funds allocated pursuant to clause (x) to any Class A Ownership Interest in excess of the Class A Monthly Interest, Class A Non-Use Fee, Class A Senior Additional Amounts or Class A Subordinate Additional Amounts for such Class A Ownership Interest shall be reallocated to each Class A Ownership Interest that has a remaining shortfall in the Available Funds allocated to it pursuant to clause (x) in order to cover its unpaid Class A Monthly Interest, Class A Non-Use Fee, Class A Senior Additional Amounts or Class A Subordinate Additional Amounts, which reallocation shall be made ratably in accordance with the Class A Funded Amounts of all such remaining Class A Ownership Interests;

(b) During the Revolving Period, an amount equal to the Available Investor Principal Collections for such Transfer Date shall be treated as Shared Principal Collections.

(c) During a Fixed Allocation Period, an amount equal to the Available Investor Principal Collections for the related Monthly Period (including any amounts in the Excess Funding Account allocable to Series 2009-VFC1 in accordance with Sections 4.2 and 4.15(d)) will be distributed on each Transfer Date, to the extent available, in the following priority:

(i) an amount equal to the Class A Monthly Principal for such Transfer Date shall be deposited into the Distribution Account to be distributed by Trustee, in accordance with Section 5.1, to the Class A Holders on the corresponding Distribution Date;

(ii) an amount equal to the Class M Monthly Principal for such Transfer Date shall be deposited into the Distribution Account to be distributed by Trustee, in accordance with Section 5.1, to the Class M Holders on the corresponding Distribution Date;

(iii) an amount equal to the Class B Monthly Principal for such Transfer Date shall be deposited into the Distribution Account to be distributed by Trustee, in accordance with Section 5.1, to the Class B Holders on the corresponding Distribution Date; and

(iv) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections over (B) the applications specified in Sections 4.11(c)(i),(ii) and (iii) shall be treated as Shared Principal Collections.

SECTION 4.12 Investor Charge-Offs. (a) On or before each Transfer Date, Servicer shall calculate the Class A Investor Default Amount. If, on any Transfer Date, the Class A Investor Default Amount for the prior Monthly Period exceeds the sum of Available Funds allocated with respect thereto pursuant to Section 4.11(a)(vii) the amount withdrawn from the Cash Collateral Account for such allocation pursuant to Section 4.17 with respect to such Monthly Period, the Class B Invested Amount will be reduced by the amount of such excess, but not by more than the lesser of the remaining Class A Investor Default Amount for such Transfer Date and the Class B Invested Amount (after giving effect to reductions for any Class B Charge-Offs and any Reallocated Principal Collections on such Transfer Date). If such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class M Invested Amount will be reduced by the amount by which the Class B Invested Amount (after giving effect to reductions for any Class B Charge-Offs and any Reallocated Principal Collections on such Transfer Date) would have been reduced below zero. If such reduction would cause the Class M Invested Amount to be a negative number, the Class A Invested Amount will be reduced by the amount by which the Class M Invested Amount (after giving effect to reductions for any Class M Charge-Offs and any Reallocated Principal Collections for such Transfer Date) would have been reduced below zero, but not by more than the Class A Investor Default Amount for such Transfer Date (a “Class A Investor Charge-Off”). If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Available Funds allocated and available for such purpose, pursuant to Section 4.11(a)(viii).

(b) On or before each Transfer Date, Servicer shall calculate the Class M Investor Default Amount. If, on any Transfer Date, the Class M Investor Default Amount for the prior Monthly Period exceeds the sum of the Available Funds allocated with respect thereto pursuant to Section 4.11(a)(ix) and the amount withdrawn from the Cash Collateral Account for such allocation pursuant to Section 4.17 with respect to such Monthly Period, the Class B Invested Amount (after giving effect to reductions for any Class B Charge-Offs and any Reallocated Principal Collections for such Transfer Date) will be reduced by the amount of such excess, but not by more than the lesser of the remaining Class M Investor Default Amount for such Transfer Date and the Class B Invested Amount (after giving effect to reductions for any Class B Charge-Offs and any Reallocated Principal Collections on such Transfer Date). If such reduction would cause the Class B Invested Amount to be a negative number, the Class B will be reduced to zero and the Class M Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the Class M Investor Default Amount for such Transfer Date (a “Class M Investor Charge-Off”). If the Class M Invested Amount has been reduced by the amount of any Class M Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class M Investor Charge-Offs) by the amount of Available Funds allocated and available for such purpose, pursuant to Section 4.11(a)(x).

(c) On or before each Transfer Date, Servicer shall calculate the Class B Investor Default Amount. If, on any Transfer Date, the Class B Investor Default Amount for the prior Monthly Period exceeds the amount of Available Funds allocated with respect thereto pursuant to Section 4.11(a)(xi) (and funds on deposit in the Cash Collateral Account available to pay such amount pursuant to Section 4.17) which are available to fund such amount, the Class B Investor Interest will be reduced by the amount of such excess, but not by more than the lesser of the Class B Investor Default Amount and the Class B Invested Amount for such Transfer Date (a “Class B Investor Charge-Off”). The Class B Invested Amount will also be reduced by the amount of Reallocated Principal Collections pursuant to Section 4.14 and the amount of any portion of the Class B Invested Amount allocated to the Class A Certificates and Class M Certificate to avoid a reduction in the Class A Invested Amount and Class M Certificate, pursuant to Section 4.12(a) and (b). The Class B Invested Amount will thereafter be reimbursed on any Transfer Date by the amount of the Available Funds allocated and available for that purpose as described under Section 4.11(a)(xii).

SECTION 4.13 [Reserved].

SECTION 4.14 Reallocated Principal Collections. On or before each Transfer Date, Servicer shall instruct Trustee in writing (which writing shall be substantially in the form of Exhibit B) to, and Trustee in accordance with such instructions shall, withdraw Reallocated Principal Collections with respect to such Transfer Date from the Principal Account, in an amount equal to the excess, if any, of (i) the sum of the Class A Required Amount, if any, plus the Class M Required Amount, if any, with respect to such Transfer Date over (ii) the sum of (x) the amount of Available Funds with respect to the related Monthly Period and (y) the Available Cash Collateral Amount with respect to such Transfer Date and such Reallocated Principal Collections shall be applied to fund any deficiency pursuant to and in the priority set forth in Section 4.11 after giving effect to any withdrawal from the Cash Collateral Account to cover such payments. On each Transfer Date, the Class B Invested Amount shall be reduced by the amount of Reallocated Principal Collections applied on such Transfer Date. If such reduction would cause the Class B Invested Amount (after giving effect to any Class B Charge-Offs for such Transfer Date) to be a negative number, the Class B Invested Amount (after giving effect to any Class B Charge-Offs for such Transfer Date) shall be reduced to zero and the Class M Invested Amount shall be reduced by the amount by which the Reallocated Principal Collections applied on such Transfer Date exceed the Class B Invested Amount (after giving effect to any Class B Charge-Offs for such Transfer Date).

SECTION 4.15 Shared Principal Collections; Amounts Transferred from the Excess Funding Account to the Principal Account. (a) The portion of Shared Principal Collections on deposit in the Collection Account equal to the amount of Shared Principal Collections allocable to Series 2009-VFC1 on any Transfer Date shall be applied as Available Investor Principal Collections pursuant to Section 4.11 and, pursuant to such Section 4.11, shall be deposited in the Distribution Account or distributed in accordance with the Certificate Purchase Agreements.

(b) Shared Principal Collections allocable to Series 2009-VFC1 with respect to any Transfer Date means an amount equal to the Principal Shortfall, if any, with respect to Series 2009-VFC1 for such Transfer Date; provided that if the aggregate amount of Shared Principal Collections for all Series in Group One for such Transfer Date is less than the Cumulative Principal Shortfall for such Transfer Date, then Shared Principal Collections allocable to Series 2009-VFC1 on such Transfer Date shall equal the product of (i) Shared Principal Collections for all Series in Group One for such Transfer Date and (ii) a fraction, the numerator of which is the Principal Shortfall with respect to Series 2009-VFC1 for such Transfer Date and the denominator of which is the Cumulative Principal Shortfall for such Transfer Date.

(c) Solely for the purpose of determining the amount of Available Investor Principal Collections to be treated as Shared Principal Collections on any Transfer Date allocable to other Series in Group One, on each Determination Date, Servicer shall determine the Class A Required Amount and Available Funds as of such Determination Date for the following Transfer Date.

(d) The aggregate amount allocable to Series 2009-VFC1 which shall be required to be transferred from the Excess Funding Account into the Principal Account with respect to any Transfer Date in a Fixed Allocation Period (commencing with the Transfer Date in the first calendar month after the calendar month in which the Fixed Allocation Period begins) shall equal the Principal Shortfall, if any, with respect to Series 2009-VFC1 for such Transfer Date minus the amount of Shared Principal Collections allocated to Series 2009-VFC1 from other Series in Group One on that Transfer Date; provided that if the aggregate amount required to be withdrawn from the Excess Funding Account pursuant to Section 4.2 for all Series (in each case, whether or not included in Group One) for such Transfer Date is less than the cumulative Principal Shortfall minus available Shared Principal Collections for all Series (whether or not included in Group One) for such Transfer Date, then the aggregate amount allocable to Series 2009-VFC1 and required to be transferred on such Transfer Date shall equal the product of (i) the aggregate amount required to be withdrawn from the Excess Funding Account pursuant to Section 4.2 for all Series in Group One for such Transfer Date and (ii) a fraction, (A) the numerator of which is (A) the Principal Shortfall with respect to Series 2009-VFC1 for such Transfer Date minus the amount of Shared Principal Collections allocated to Series 2009-VFC1 from other Series in Group One on that Transfer Date and (B) the denominator of which is the Cumulative Principal Shortfall for all Series minus available Shared Principal Collections for such Transfer Date for all Series (in each case, whether or not included in Group One).

SECTION 4.16 Finance Charge Account, Principal Account and Distribution Account.

(a) Trustee shall establish and maintain with an Eligible Institution, which may be Trustee, in the name of the Trust, on behalf of the Trust , as Series Accounts for the benefit of the Investor Holders, three segregated trust accounts with the corporate trust department of such Eligible Institution (the “Finance Charge Account”, the “Principal Account” and the “Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Holders. Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account, the Principal Account and the Distribution Account and in all proceeds thereof. The Finance Charge Account, the Principal Account and the Distribution Account shall be under the sole dominion and control of Trustee for the benefit of the Investor Holders. If at any time the institution holding the Finance Charge Account, the Principal Account and the Distribution Account ceases to be an Eligible Institution, Transferor shall notify Trustee, and Trustee upon being notified (or Servicer on its behalf) shall, within 10 Business Days, establish a new Finance Charge Account, a new Principal Account and a new Distribution Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Finance Charge Account, Principal Account and Distribution Account. Trustee, at the direction of Servicer, shall make withdrawals from the Finance Charge Account, the Principal Account and the Distribution Account from time to time, in the amounts and for the purposes set forth in this Series Supplement and the Agreement. Trustee at all times shall maintain accurate records reflecting each transaction in the Finance Charge Account, the Principal Account and the Distribution Account and that the funds held therein shall at all times be held in trust for the benefit of the Investor Holders.

(b) Funds on deposit in the Finance Charge Account and the Principal Account shall be invested at the specific written direction of Servicer by Trustee in Eligible Investments. Funds on deposit in the Finance Charge Account and Principal Account on any Transfer Date, after giving effect to any withdrawals from the Principal Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Investor Holders possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. Gains from such Eligible Investments shall be deposited into the Finance Charge Account and be treated as Finance Charge Receivables for purposes of this Series Supplement. No Eligible Investment shall be disposed of prior to its maturity unless prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Finance Charge Account and the Principal Account shall be treated as Collections of Finance Charge Receivables allocable to Series 2009-VFC1 with respect to the last day of the related Monthly Period.

SECTION 4.17 Cash Collateral Account. (a) Servicer shall establish and maintain with an Eligible Institution, which, initially shall be the Trustee, in the name of Trustee, as a Series Account on behalf of the Investor Holders, a segregated trust account (the “Cash Collateral Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Holders. In order to provide for the prompt payment to the Investor Holders, to assure availability of the amounts maintained in the Cash Collateral Account and as security for the performance by the Transferor of its obligations hereunder, Transferor, on behalf of itself and its successors and assigns, and solely for the purpose of providing for payment of distributions provided for in Section 4.17(c), hereby grants a security interest in and pledges to the Trustee and its successors and assigns, all right, title and interest in and to the Cash Collateral Account and all proceeds of the foregoing, including all securities, investments, general intangibles, financial assets and investment property from time to time credited to and any security entitlement to the Cash Collateral Account subject to the limitations set forth below (all of the foregoing, subject to the limitations set forth in this section, the “Cash Collateral Account Property”), to have and to hold all the aforesaid property, rights and privileges unto Trustee, its successors and assigns, in trust for the uses and purpose, and subject to the terms and provisions, set forth in this Section. Trustee hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Cash Collateral Account Property in accordance with the terms of this Section. Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of Trustee for the benefit of the Investor Holders. If at any time an Eligible Institution holding the Cash Collateral Account ceases to be an Eligible Institution, Transferor shall notify Trustee, and Trustee upon being notified (or Servicer on its behalf) shall within 10 Business Days establish a new Cash Collateral Account meeting the conditions specified above, and shall transfer any cash or any investments to such new Cash Collateral Account. Trustee, at the direction of Servicer, shall make deposits to and withdrawals from the Cash Collateral Account in the amounts and at the times set forth in this Series Supplement. All withdrawals from the Cash Collateral Account shall be made in the priority set forth below.

(b) Funds on deposit in the Cash Collateral Account from time to time shall be invested and/or reinvested at the specific written direction of Servicer by Trustee in Eligible Investments that will mature so that such funds will be available for withdrawal on the following Transfer Date. No Eligible Investment shall be disposed of prior to its maturity unless prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. Trustee shall maintain for the benefit of the Investor Holders possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Cash Collateral Account shall be treated as Collections of Finance Charge Receivables allocated to the Invested Amount and shall be part of Available Funds for such Transfer Date. For purposes of determining the availability of funds or the balances in the Cash Collateral Account for any reason under this Series Supplement, all investment earnings on such funds shall be deemed not to be available or on deposit.

(c) On the Closing Date, Transferor shall make an initial deposit of $73,333,334 into the Cash Collateral Account. On each Determination Date, Servicer shall calculate the amount (the “Required Draw Amount”) by which the sum of the amounts specified in clauses (i) through (xii) of Section 4.11(a) with respect to the related Transfer Date exceeds the amount of Available Funds allocated with respect to the related Monthly Period. In the event that for any Transfer Date the Required Draw Amount is greater than zero, Servicer shall give written notice to Trustee and the Investor Holders of such positive Required Draw Amount on the related Determination Date. On the related Transfer Date, the Required Draw Amount, if any, up to the Available Cash Collateral Amount, shall be withdrawn from the Cash Collateral Account and distributed to fund any deficiency pursuant to Section 4.11(a(i)) through (xii) (in the order of priority set forth in Section 4.11(a)).

(d) If, after giving effect to all deposits to and withdrawals from the Cash Collateral Account with respect to any Transfer Date, the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, Trustee, acting in accordance with the instructions of Servicer, shall withdraw an amount equal to such excess from the Cash Collateral Account, and (i) deposit such amounts in the Spread Account, to the extent that the Spread Account Amount is less than the Spread Account Cap and (ii) distribute such amounts remaining after application pursuant to subsection 4.20(c) to the Transferor.

SECTION 4.18 Transferor’s or Servicer’s Failure to Make a Deposit or Payment. If Servicer or Transferor fails to make, or give instructions to make, any payment or deposit required to be made or given by Servicer or Transferor, respectively, at the time specified in the Agreement (including applicable grace periods), Trustee shall make such payment or deposit from the Finance Charge Account, the Excess Funding Account, the Cash Collateral Account, the Principal Account or the Distribution Account without instruction from Servicer or Transferor. Trustee shall be required to make any such payment, deposit or withdrawal hereunder only to the extent that Trustee has sufficient information to allow it to determine the amount thereof. The Trustee shall have no liability for failing to make a payment in the event it reasonably believes it has insufficient information to allow it to determine the amount thereof. Servicer shall, upon request of Trustee, promptly provide Trustee with all information necessary to allow Trustee to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by Trustee in the manner in which such payment or deposit should have been made by Transferor or Servicer, as the case may be.

SECTION 4.19 Interchange. On or prior to each Determination Date, Transferor shall cause RPA Seller to notify Servicer of the Account Interchange Amount (as defined in the Receivable Purchase Agreement). The portion of the Account Interchange Amount to be allocated to the Investor Holders for each Monthly Period (the “Investor Interchange Amount”) shall be equal to the product of:

(a) the Account Interchange Amount (as defined in the Receivable Purchase Agreement); and

(b) the Floating Allocation Percentage for such Monthly Period (or, if a Reset Date occurs during such Monthly Period, the average Floating Allocation Percentage for such Monthly Period determined as the quotient of the summation of the Floating Allocation Percentages for all days during such Monthly Period, divided by the number of days in such Monthly Period).

On each Transfer Date, Transferor shall pay to Servicer, and, unless the Target Amount shall have been met pursuant to Section 4.7(d), Servicer shall deposit into the Finance Charge Account, in immediately available funds, an amount equal to the Investor Interchange Amount to be included as Collections of Finance Charge Receivables allocable to the Investor Holders with respect to the related Monthly Period.

SECTION 4.20 Spread Account. (a) Not later than the Closing Date, the Servicer shall establish and maintain with an Eligible Institution, which shall initially be the Trustee, in the name of the Trustee, on behalf of the Trust (the “Spread Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class B Holders and the Transferor. In the event that at any time the financial institution holding the Spread Account shall fail to be an Eligible Institution, the Servicer may direct the Spread Account to be moved to an Eligible Institution and all funds on deposit in the Spread Account be transferred to such new Spread Account at such Eligible Institution, whereupon such new Spread Account shall constitute the Spread Account hereunder. Except as otherwise provided in this Agreement, the Class B Holders shall possess all right, title and interest in all funds on deposit from time to time in the Spread Account and in all proceeds thereof. Except as otherwise provided in this Agreement, the Spread Account shall be under the sole dominion and control of the Trustee, on behalf of the Class B Holders and the Transferor. On or prior to the Closing Date, the Transferor shall deposit into the Spread Account an amount equal to the Initial Spread Account Deposit Amount. On or prior to each Incremental Funding, the Transferor shall deposit into the Spread Account an amount equal to the excess, if any, of the Spread Account Cap (after giving effect to the Incremental Funding to take place on such date) and the Spread Account Amount on such date.

(b) Funds on deposit in the Spread Account shall be invested at the specific written direction of the Servicer in Eligible Investments; provided, however, that for purposes of the investment of funds on deposit in the Spread Account, references in the definition of “Eligible Investments” to “highest investment category” shall be modified to require a rating of not lower than “A-2” in the case of Standard & Poor’s, “P-2” in the case of Moody’s or the equivalent rating in the case of any other rating agency. Funds on deposit in the Spread Account on any Transfer Date, after giving effect to any withdrawals from and deposits to the Spread Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The holder of the Spread Account shall maintain for the benefit of the Class B Holders and the Transferor possession of the negotiable instruments or securities, if any, evidencing the investment of funds in the Spread Account in Eligible Investments. On each Transfer Date (but subject to Section 4.20(c)), the Investment Earnings, if any, accrued since the preceding Transfer Date on funds on deposit in the Spread Account shall be paid to the Transferor by the holder of the Spread Account and for purposes of determining the availability of funds or the balance in the Spread Account for any reason under this Agreement, all Investment Earnings shall be determined not to be available or on deposit.

(c) If, on any Transfer Date, the aggregate amount available for distribution pursuant to Section 4.11(a) and 4.17 is less than the Class B Required Amount, the Servicer shall direct the holder of the Spread Account to withdraw the amount of such deficiency, up to the Spread Account Amount and, if the Spread Account Amount is less than such deficiency, Investment Earnings credited to the Spread Account, from the Spread Account and distribute such amount to the Class B Holders. If on any Transfer Date, after giving effect to all withdrawals from, and deposits to, the Spread Account, the amount on deposit in the Spread Account (excluding Investment Earnings) would exceed the Spread Account Cap then in effect, the Servicer shall direct the holder of the Spread Account to release such excess to the Transferor. On the date on which all amounts payable to the Class B Holders pursuant to the Class B Certificate Purchase Agent have been paid in full, the Servicer shall direct the holder of the Spread Account to withdraw all amounts then remaining in the Spread Account (including Investment Earnings) and pay such amounts to the Transferor.

SECTION 9. Article V of the Agreement. Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Investor Holders:

ARTICLE V DISTRIBUTIONS AND REPORTS TO INVESTOR HOLDERS

SECTION 5.1 Distributions. On each Distribution Date, Refinancing Date and Optional Amortization Date Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by Servicer to Trustee pursuant to Section 3.4), to each Investor Holder of record on the immediately preceding Record Date (other than as provided in Section 2.5 or Section 12.2 respecting a final distribution) such Investor Holder’s portion (determined in accordance with Article IV and Section 4(b) of this Series Supplement) of amounts on deposit in the Distribution Account. Distributions of Investor Monthly Interest, Class A Non-Use Fee and Class A Additional Amounts shall be made to each applicable Investor Holder in an amount equal to the amount payable to each or, if less, the aggregate amount allocated for such payment pursuant to Sections 4.11(a). Except as permitted by Section 4(b), all distributions with respect to principal shall be made on a pro rata basis. All such payments shall be made by wire transfer of immediately available funds, provided that the Paying Agent, not less than five Business Days prior to the Record Date relating to the first distribution to such Investor Holder, has been furnished with appropriate wiring instructions in writing.

SECTION 5.2 Reports.

(a) Monthly Series 2009-VFC1 Servicer’s Certificate. On or before each Distribution Date, Trustee shall forward to each Investor Holder a statement substantially in the form of Exhibit C prepared by Servicer, delivered to Trustee.

(b) Annual Holders’ Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 2010, Trustee shall distribute to each Person who at any time during the preceding calendar year was an Investor Holder, a statement prepared by Servicer setting out the amount of interest and principal distributed to such Investor Holder with respect to its Certificates, during such preceding calendar year or the applicable portion thereof during which such Person was an Investor Holder together with such other customary information (consistent with the treatment of the Class A Certificates as debt) as Servicer deems necessary or desirable to enable the Investor Holders to prepare their tax returns. Such obligations of Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by Trustee pursuant to any requirements of the Internal Revenue Code.

SECTION 10. Early Amortization Events. If any one of the following events shall occur with respect to the Investor Certificates:

(a) failure on the part of Transferor (i) to make any payment or deposit required by the terms of (A) the Agreement, (B) this Series Supplement or (C) the Certificate Purchase Agreements, on or before the date occurring five days after the date such payment or deposit is required to be made herein or therein or (ii) duly to observe or perform in any material respect any covenants or agreements of Transferor set forth in the Agreement, this Series Supplement or the Certificate Purchase Agreements, which failure (in the case of this clause (ii)) has a material adverse effect on the Investor Holders (which determination shall be made without reference to whether any funds are available under the Cash Collateral Amount) and which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Transferor by Trustee, or to Transferor and Trustee by the Majority Series Holders, and continues to affect materially and adversely the interests of the Investor Holders (which determination shall be made without reference to whether any funds are available under the Cash Collateral Amount) for such period;

(b) any representation or warranty made by Transferor in the Agreement or this Series Supplement, or any information contained in an Account Schedule required to be delivered by Transferor pursuant to Section 2.1 or 2.6, (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Transferor by Trustee, or to Transferor and Trustee by the Majority Series Holders, and (ii) as a result of which the interests of the Investor Holders are materially and adversely affected (which determination shall be made without reference to whether any funds are available under the Cash Collateral Account) and continue to be materially and adversely affected for such period; provided that an Early Amortization Event pursuant to this Section 10(b) shall not be deemed to have occurred hereunder if Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

(c) the average of the Excess Spread Percentages for any three consecutive Monthly Periods is less than zero;

(d) Transferor shall fail to convey Receivables arising under Additional Accounts, or Participations, to the Trust, as required by Section 2.8(b); provided that such failure shall not give rise to an Early Amortization Event if, prior to the date on which such conveyance was required to be completed, Transferor causes a reduction in the Invested Amount to occur, so that, after giving effect to that reduction (i) the Transferor Amount is not less than the Minimum

Transferor Amount and (ii) the sum of the aggregate amount of Principal Receivables plus amounts on deposit in the Excess Funding Account is not less than the Required Principal Balance;

(e) any Servicer Default shall occur;

(f) the Invested Amount shall not be paid in full on the Scheduled Final Payment Date;

(g) [Reserved];

(h) a Conduit Downgrade Event shall occur;

(i) [Reserved];

(j) the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of WFN, which lien shall secure a liability in excess of $10,000,000 and shall not have been released within 40 days;

(k) [Reserved]; or

(l) a Change in Control has occurred;

then, (x) in the case of any event described in Sections 10(a), (b), (e), (h), (i), (j), (k) or (l) of this Series Supplement, after the applicable grace period set forth in such Sections, either Trustee or the Investor Holders by notice then given in writing to Transferor and Servicer (and to Trustee if given by the Investor Holders) may declare that an early amortization event (an “Early Amortization Event”) has occurred as of the date of such notice, and (y) in the case of any event described in Section 10(c), (d), (f) or (g) of this Series Supplement, an Early Amortization Event shall occur without any notice or other action on the part of Trustee or the Investor Holders immediately upon the occurrence of such event, unless such event shall be waived by the Investor Holders.

SECTION 11. Series 2009-VFC1 Termination. The right of the Investor Holders to receive payments from the Trust will terminate on the first Business Day following the Series 2009-VFC1 Termination Date.

SECTION 12. Periodic Finance Charges and Other Fees. Transferor hereby agrees that, except as otherwise required by any Requirement of Law, or as is deemed by Transferor to be necessary in order for Transferor to maintain its credit card business, based upon a good faith assessment by Transferor, in its sole discretion, of the nature of the competition in the credit card business, it shall not at any time reduce the Periodic Finance Charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, Transferor’s reasonable expectation of the Portfolio Yield as of such date would be less than the then Base Rate.

SECTION 13. Limitations on Addition of Approved Portfolios. Subject to Section 2.8, Transferor may designate additional Approved Portfolios if on or prior to the Addition Date related to any Account in such Approved Portfolio, (a) such designation shall be consented to in writing by each Investor Holder and (b) Transferor shall have provided the Investor Holders with an Officer’s Certificate certifying that the designation of such Approved Portfolios, as of the related Addition Date (and after giving effect to such designation) is not reasonably expected to cause an Early Amortization Event.

SECTION 14. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

SECTION 15. Governing Law. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 16. Additional Reports and Notices. On each Determination Date, Servicer shall provide copies of each Monthly Report to the Investor Holders. In addition, upon request by any Investor Holder, Servicer shall make Daily Reports available at the office of Servicer for inspection by such Investor Holder on the days specified in Section 3.4(a). Promptly following its receipt, Trustee shall provide copies to each Class A Holder of each notice Trustee receives from the Class M Holders, the Class B Holders or the Servicer (excluding Monthly Reports and Daily Reports). Items required to be delivered to Class A Holders pursuant to this Section 16 shall be delivered to the address of such Class A Holder specified for notices in the Class A Certificate Purchase Agreement.

SECTION 17. Additional Provisions. Notwithstanding anything to the contrary in the Agreement, until the Series 2009-VFC1 Termination Date:

(a) Trustee shall not agree to any extension of the 60 day periods referred to in Section 2.5, 2.6 or 3.3;

(b) Servicer shall, in connection with each designation of Removed Accounts pursuant to Section 2.9(b), prepare and provide Trustee prior to the transfer of such Removed Accounts, and Trustee shall forward to each Investor Holder, a statement substantially in the form of Exhibit C for each of the three Monthly Periods preceding such designation as if the Receivables in such Removed Accounts never existed.

(c) Without the consent of each Investor Holder (which consent shall not be unreasonably withheld or delayed), Transferor shall not (i) engage in any transaction described in Section 6.3(d) or 7.2, (ii) designate additional or substitute Transferors or Credit Card Originators as permitted by Section 2.11 or 2.12, (iii) increase the percentage of Principal Receivables referred to in the proviso to clause (f) of the definition of “Eligible Account”, (iv) purchase any Investor Certificate (as defined in the Agreement) unless such Investor Certificate is promptly retired, in accordance with the applicable Supplement, (v) amend any Transaction Document in a manner that adversely affects the Investor Holders, (vi) amend the Agreement to permit the addition of receivables arising in VISA, MasterCard or any other type of open end revolving credit card account other than those an Approved Portfolio as of the date hereof and (vii) amend this Series Supplement.

(d) [Reserved].

(e) Notwithstanding the provisions of Section 3.9(a), the deposits into the Excess Funding Account required by the penultimate sentence of the first grammatical paragraph of that Section shall be made not later than the Business Day following the day on which the Transferor Amount falls below the Specified Transferor Amount. Amounts deposited in the Excess Funding Account pursuant to this Section 17(e) shall be deemed for all purposes of the Agreement to have been deposited pursuant to such penultimate sentence.

(f) Upon the occurrence of a Merchant Bankruptcy (other than with respect to Service Merchandise), WFN shall cause such Merchant to either segregate or stop In-Store Payments until such time as the Credit Card Processing Agreement of such Merchant is assumed by the trustee, debtor-in-possession, receiver, custodian or other similar official in the insolvency proceeding of that Merchant.

(g) Notwithstanding Section 4.4, during any Amortization Period for any Series, Transferor may not apply Shared Principal Collections as principal with respect to any Variable Interest (including Series 2009-VFC1), unless such application of principal is made on any Transfer Date or related Distribution Date in connection with the application of Shared Principal Collections pursuant to Section 4.15 (and for purposes of such application pursuant to Section 4.15, the Principal Shortfall for any Variable Interest shall not include amounts required for any optional amortization amount).

(h) The Additional Minimum Transferor Amount is hereby specified as an additional amount to be considered part of the Minimum Transferor Amount pursuant to clause (b) of the definition of Minimum Transferor Amount.

(i) The Transferor shall deposit into the Collection Account all amounts received from WFN on account of merchant fees and discounts relating to the Accounts on the date received from WFN. Such amount shall be treated as Collections of Finance Charge Receivables and allocated in accordance with Article IV.

SECTION 18. Amendments to the Agreement. Section 6.3(b)(iv) of the Agreement shall read in its entirety as follows “(iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;”.

SECTION 19. No Petition. Servicer, Transferor (with respect to the Trust only) and Trustee, by entering into this Series Supplement, and each Holder, by accepting a Series 2009-VFC1 Certificate, hereby covenant and agree that they will not at any time institute against the Trust, or join in any institution against the Trust or the Transferor of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Holders, the Agreement or this Series Supplement.

SECTION 20. GAAP Sale. The parties hereto intend the transfers of Receivables under the Agreement to be treated as a sale, and not a secured borrowing, for accounting purposes.

IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

WFN CREDIT COMPANY, LLC, as Transferor

By:	/s/ Daniel T. Groomes
Name: Daniel T. Groomes
Title: President

WORLD FINANCIAL NETWORK NATIONAL BANK, as Servicer

By:	/s/ Ronald C. Reed
Name: Ronald C. Reed
Title: Assistant Treasurer

UNION BANK, N.A., not in its individual capacity, but solely as Trustee

By:	/s/ Eva Aryeetey
Name: Eva Aryeetey
Title: Vice President

S-1	Series 2009-VFC1 Supplement